Exhibit 4.12

PURCHASE AGREEMENT

in connection with

€1,300,000,000 10.24 per cent. Perpetual Non-Cumulative Notes (the “Notes”) issued by Baggot Securities Limited and secured over 1,300,000,000 units of the 2009 Preference Stock of The Governor and Company of the Bank of Ireland (the “Preference Stock”) and certain undertakings relating to the redemption and/or repurchase thereof

This Agreement is made on 4 December 2013 between:

(1)                              BAGGOT SECURITIES LIMITED of 5 Harbourmaster Place, IFSC, Dublin 1, Ireland (the “Issuer”);

(2)                              THE NATIONAL PENSIONS RESERVE FUND COMMISSION of Treasury Building, Grand Canal Street, Dublin 2, Ireland (the “NPRFC”);

(3)                              THE MINISTER FOR FINANCE OF IRELAND of Upper Merrion Street, Dublin 2, Ireland (the “Minister”);

(4)                              THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, 40 Mespil Road, Dublin 4, Ireland (the “Company”); and

(5)                              CREDIT SUISSE SECURITIES (EUROPE) LIMITED, DEUTSCHE BANK AG, LONDON BRANCH, J & E DAVY, MERRILL LYNCH INTERNATIONAL and UBS LIMITED (the “Banks”).

This Agreement sets out the arrangements between the Issuer, the NPRFC, the Minister, the Company and the Banks in relation to the issue of the Notes by the Issuer and the delivery of the Preference Stock by the NPRFC to the Issuer under which, inter alia, the Banks will severally but not jointly and severally procure purchasers, failing which purchase and pay, for the respective principal amount of the Offer Notes (in respect of each Bank, the “Relevant Notes”) set out against their name in Annex A from the Issuer. As used herein, “Offer Notes” means €1,300,000,000 in principal amount of the Notes or such greater principal amount of Notes as may be agreed by the parties hereto in accordance with Clause 1(c).

1.                                      Issue of the Notes and Purchase

(a)         Subject to the terms and conditions of this Agreement, the Issuer agrees to issue the Notes on 11 December 2013 or if later, the date falling five business days after the Pricing Date, or such later date, not being later than 27 December 2013, as the Issuer and Credit Suisse Securities (Europe) Limited (“Credit Suisse”) on behalf of the Banks and the Minister may agree (the “Closing Date”) to the Banks or as they may direct and the Banks severally but not jointly and severally agree to procure purchasers on or before the Closing Date, failing which purchase and pay on the Closing Date, for its Relevant Notes at a purchase price equal to (A) the sum of (i) the principal amount of the Relevant Notes (at a purchase price of 102 per cent.) plus (ii) an amount equal to €107,710,416.67, being an amount deemed to have accrued on the Notes in respect of dividends on the Preference Stock (as defined below) since 20 February 2013 until 11 December 2013 plus (iii) the interest on such Relevant Notes from and including 11 December 2013 to but excluding the Closing Date at the rate of €370,138.89 per day ((ii) and (iii) together, the “Accrued Interest”) or (B) if the Banks determine that, following the use of reasonable endeavours in a book-building exercise, they are able to procure purchasers for the Relevant Notes on the basis of a purchase price of more than 102 per cent. of the principal amount of the Relevant Notes plus Accrued Interest, then the purchase price in respect of the Relevant Notes will be recorded in a letter from the Banks to the Issuer, the NPRFC, the Minister and the Company in the form attached hereto as Annex C.

(b)                                The Issuer will, not later than the Closing Date, enter into (and provide the Banks, the Minister and the NPRFC with a copy of) (1) a trust deed (the “Trust Deed”) with Deutsche Trustee Company Limited as Trustee (the “Trustee”), (2) a paying agency agreement (the “Paying Agency Agreement”) with Deutsche Bank AG, London Branch as principal paying agent, the Trustee and the other agents referred to in it, (3) a selling agency agreement (the “Selling Agency Agreement”) with Credit Suisse as selling agent, (4) an Irish security agreement (the “Deed of Charge”) with the Trustee, (5) a Preference Stock purchase agreement in respect of the perpetual non-cumulative redeemable preference stock of €0.01 each issued by the Company on 31 March 2009 (the “Preference Stock”) between the Issuer and the NPRFC in the form set out in Annex E (the “Preference Stock Purchase Agreement”), (6) a deed of irrevocable waiver, consent, covenant and undertaking in favour of the Company (the “Deed of Waiver”) from the Issuer and the Trustee in the form set out in Annex F, (7) a custody agreement with Deutsche Bank AG, London Branch as custodian and the Trustee (the “Custody Agreement”) and (8) an account and cash management agreement with Deutsche Bank AG, London Branch as the account bank and cash manager and the Trustee (the “Account Agreement”), Linklaters LLP and Allen & Overy LLP, with such changes as may be approved by the Banks and the other parties. The NPRFC will, not later than the Closing Date, execute and deliver to the Issuer (and provide the Banks and the Trustee with a copy of) a stock transfer form in respect of the Preference Stock (the “Stock Transfer Form”) and surrender to the Company the stock certificate it holds in respect of the Preference Stock (the “NPRFC Stock Certificate”). The Issuer will, not later than the Closing Date deliver to the Company the Stock Transfer Form, duly executed and stamped. The Notes will be issued in accordance with the terms of the Trust Deed and will be in the respective forms set out in Schedules 1 and 2 thereof. This Agreement, the Trust Deed, the Paying Agency Agreement, the Selling Agency Agreement, the Deed of Charge, the Preference Stock Purchase Agreement, the Deed of Waiver, the Stock Transfer Form, the Custody Agreement and the Account Agreement are together referred to as the “Contracts”.

(c)                                 If the parties hereto agree to increase the principal amount of Offer Notes from €1,300,000,000 on or after the date hereof and prior to the third business day prior to the Closing Date, they shall record their agreement by signing a letter in the form attached hereto as Annex B.

(d)                                The Issuer and the Company confirm that they have prepared a preliminary prospectus (the “Preliminary Prospectus”) dated 3 December 2013 for use in connection with the offering of the Notes and hereby authorise the Banks to distribute copies of it in connection with the offering and sale of the Notes, subject to compliance by the Banks with the terms set out in Clause 8. The Issuer and the Company confirm and undertake that (i) they will prepare a final prospectus to be dated on the business day following the pricing date of the Notes which is expected to be on or about 4 December 2013 (the “Pricing Date”) (the “Prospectus”), and (ii) they will provide copies of the Prospectus to the Banks on the date thereof and hereby authorise the Banks to distribute copies of it in connection with the issue, offering and sale of the Notes.

(e)                                Each of the Issuer and the Company confirms the arrangements made on its behalf by the Banks for announcements in respect of the Notes to be published on such dates and in such newspapers or other publications as it may agree with the Banks limited however to such newspapers or other publications that could not reasonably be considered as constituting “general solicitation” or “general advertising” in the

United States under Regulation D, such announcement to be in a form agreed by the Minister.

(f)                                  The Notes will be offered by the Issuer outside the United States in an international offering to institutional investors. The Notes, the Preference Stock (and the Company’s Ordinary Stock, if any, issued in respect of the Preference Stock (the “Bonus Stock”)) have not been and will not be registered under the Securities Act. Accordingly, the Notes may be offered and sold in the United States only to purchasers that are both “qualified institutional buyers” (“QIB”) (as defined in Rule 144A) in reliance on, and in compliance with, the exemption from registration provided by Section 4(a)(2) of the Securities Act and “qualified purchasers” (“QP”) (within the meaning of Section 2(a)(51) of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”) (together with the QIB, “QIB/QPs”) and the rules and regulations thereunder for the purposes of Section 3(c)(7) of the Investment Company Act) (“QIB/QPs”). Outside the United States, the Notes may be offered and sold only in offshore transactions in reliance on Regulation S to purchasers that are not “U.S. Persons” (as defined in Regulation S).

(g)                                The Banks agree as between themselves that they will be bound by and will comply with the International Primary Market Association Standard Form Agreement Among Managers Version 1 (the “Agreement Among Managers”) as amended in the manner set out below and further agree that references in the Agreement Among Managers to the “Lead Manager” shall mean Credit Suisse, references to the “Settlement Lead Manager” shall mean Credit Suisse and references to the “Stabilising Manager” shall mean Credit Suisse.

2.                                      Closing

(a)                               Issue of Notes: At 10.00 hours (London time) (or such other time as may be agreed between Credit Suisse, on behalf of the Banks, and the Issuer) on the Closing Date, the Issuer will issue and deliver to the Banks or their order in such place as Credit Suisse may reasonably require the Global Certificate(s) duly executed and authenticated and will procure the delivery of a certified extract of the register of holders from the Registrar.

(b)                               Against such delivery the Banks will pay or cause to be paid to the Issuer or the Issuer’s order the aggregate purchase price in respect of the Notes determined in accordance with Clause 1 (the “Purchase Price”). Such payment shall be made by a depositary (the “Common Depositary”) common to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme on behalf of the Banks, in euro in immediately available funds to such account in Dublin as shall be notified by the Issuer to the Banks, evidence of such payment taking the form of a confirmation by the Common Depositary that it has made the relevant payment to the Issuer.

(c)                                In the event that the Banks are unable to procure purchasers for the aggregate principal amount of the Offer Notes and as a result purchase Notes pursuant to Clause 1(a), each of the Issuer, the Company, the NPRFC and the Minister agrees that upon notice of such purchase from the Banks it will not, and will ensure that none of its associates will, prior to the expiry of 30 days following the Closing Date (as applicable), offer, issue, sell, contract to sell, pledge, grant any option over or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) directly or indirectly of any Notes or Preference Stock or publicly announce an intention to effect any such transaction without the prior written consent of the Banks.

(d)                                The Issuer undertakes that it will bear and pay any and all stamp or other similar taxes or duties payable or incurred by the Issuer or any other person on or in connection with the transfer of the Preference Stock to the Issuer as soon as practicable and in any event no later than within five (5) business days. If the Issuer or any other person receives a rebate or repayment of some or all of the stamp or other similar taxes or duties payable or incurred by the Issuer or any other person on or in connection with the transfer of the Preference Stock to the Issuer, the amount of such rebate or repayment shall be paid within five (5) business days by the Issuer to the NPRFC.

(e)                                 Credit Suisse (the “Stabilising Manager”) may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail, but in doing so the Stabilising Manager shall act as principal and not as agent of the Issuer and any loss resulting from over-allotment and stabilisation will be borne, and any profit arising from them shall be beneficially retained, by the Stabilising Manager or, as the case may be, the Banks in the manner agreed between them. The Banks acknowledge that the Issuer has not authorised the issue of Notes in a principal amount exceeding €1,300,000,000.

3.                                      Fees and Expenses

(a)                                In consideration of the agreement by the Banks hereunder, the Company shall pay the fees and expenses as separately agreed with the Banks in the letter agreement between the parties hereto dated 4 December 2013.

(b)                                In consideration of the agreement by the NPRFC and the Minister hereunder, the Company shall pay the fees and expenses of the NPRFC and the Minister as separately agreed with the NPRFC and the Minister.

(c)                                 All payments in respect of the obligations of the Issuer and the Company under this Agreement shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Ireland or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law, save for the payment of stamp duty by the Issuer under Clause 2(d). In that event, the Issuer or the Company shall pay such additional amounts as will result in the receipt by the relevant Bank of such amounts as would have been received by it if no such withholding or deduction had been required, save for the payment of stamp duty by the Issuer under Clause 2(d).

4.                                      Listing and Trading

(a)         References in this Agreement to Notes being or to be “listed on the Luxembourg Stock Exchange” shall be to Notes being or to be admitted to the official list of the Luxembourg Stock Exchange (the “Luxembourg Stock Exchange”) and to be traded on the EEA Regulated Market (the “Market”) of the Luxembourg Stock Exchange.

(b)         References in this Agreement to the “Prospectus Directive” are to Directive 2003/71/EC, as amended, of the European Parliament and of the Council and shall include any relevant implementing measures of Luxembourg as well as Commission Regulation (EC) No. 809/2004 (as amended) and references to the “Competent Authority” or “CSSF” shall be to the Commission de surveillance du secteur financier in its capacity as competent authority under Article 21(1) of the Prospectus Directive.

(c)          The Issuer confirms that on or prior to the Closing Date it will have made or caused to be made an application for the Notes to be listed on the Luxembourg Stock Exchange.

(d)         The Issuer confirms and undertakes that the Prospectus will be approved by the Competent Authority as a prospectus for the purposes of the Prospectus Directive as soon as practicable on or after the Pricing Date and in any event no later than two business days prior to the Closing Date or such later date as the Company and the Banks may agree.

(e)          The Issuer agrees to deliver to the Luxembourg Stock Exchange copies of the Prospectus and to take such other steps as may be required for the purpose of obtaining the listing of the Notes on the Luxembourg Stock Exchange.

(f)           The Issuer will use all reasonable endeavours to obtain and maintain the listing of the Notes on the Luxembourg Stock Exchange for as long as any Note is outstanding. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous, the Issuer will instead use all reasonable endeavours promptly to obtain and thereafter to maintain a listing for the Notes on such other stock exchange as may be agreed between the Issuer and the Trustee.

(g)          The Company will use reasonable endeavours to co-operate with the Issuer in fulfilling its obligations under Clauses 4(d) and (e).

5.                                      Representations and Warranties from the Minister and NPRFC

(a)                                 Representations and Warranties from the Minister

As a condition of the obligation of the Banks severally to procure purchasers, failing which purchase and pay, for the Offer Notes, in respect of Clauses 5(a)(i) to 5(a)(vi), the Minister represents and warrants to each of the Banks, on the date hereof, and shall be deemed to so represent and warrant on each of the Time of Sale, the Pricing Date, the date of the Prospectus and the Closing Date as follows:

(i)                                     That the execution, delivery and performance of this Agreement is within the capacity of and has been duly authorised by the Minister and, upon due execution, this Agreement will constitute legal, valid and binding obligations of the Minister enforceable in accordance with its terms;

(ii)                                  That this Agreement is duly executed by or on behalf of the Minister, and the execution, delivery and performance of this Agreement, will not infringe any law or regulation of Ireland applicable to the Minister (including but not limited to any laws or regulation in relation to State Aid or Public Procurement, and (to the extent that the Minister is bound thereby) the listing rules of the Irish Stock Exchange, including but not limited to the provisions of such rules relating to compliance with the model code to the extent applicable to the Minister) and will not breach the terms of any agreement or other obligations to which the Minister is a party or by which it is bound, or any order, judgment or decree of any court or governmental agency to which the Minister is subject;

(iii)                               That there are no restrictions (contractual or otherwise) prohibiting or otherwise affecting the delivery and transfer of the Preference Stock to the Issuer, and no governmental, regulatory or other waivers, consents, authorisations or approvals are required to be obtained by the Minister in connection with the delivery and transfer of the Preference Stock by the NPRFC to the Issuer pursuant to the Preference Stock Purchase Agreement provided, however, that the Minister provides no warranty regarding any actions taken or not taken or required to be taken by the Banks, the Issuer or the Company;

(iv)                              That a direction has been given to the NPRFC by the Minister in compliance with section 19(B) of the National Pensions Reserve Fund Act 2000 (as amended) directing the NPRFC to enter into and perform its obligations pursuant to, and in accordance with, the terms and conditions of this Agreement and the Preference Stock Purchase Agreement;;

(v)                                 That the Minister is not in possession of any information of a precise nature which has not been made public relating directly or indirectly to the Company or the Preference Stock which, if it were made public would, in the reasonable opinion of the Minister, be likely to have a significant effect on the price of the Preference Stock and/or the Notes, and the delivery and transfer of the Preference Stock pursuant to the Preference Stock Purchase Agreement will not constitute a violation by the Minister or the NPRFC of the laws of Ireland prohibiting or relating to “insider dealing” in securities, “insider trading” or “market abuse” or similar laws and (ii) would not constitute a violation of such laws assuming such laws applied to the Preference Stock as a financial instrument (A) admitted to trading on a regulated market in at least one Member State, or (B) for which a request for admission to trading on a regulated in at least one Member State has been made.

The Minister will notify the Banks on or prior to the Closing Date in the event it comes to his attention that any of the representations or warranties set out in this Agreement ceases to be true and accurate in any material respect or there has been any breach by the Minister of any agreements contained in this Agreement.

(b)                                 Representations and Warranties from the NPRFC

As a condition of the obligation of the Banks severally to procure purchasers, failing which purchase and pay, for the Offer Notes, the NPRFC represents and warrants to each of the Banks, on the date hereof, and shall be deemed to so represent and warrant on each of the Time of Sale, the Pricing Date, the date of the Prospectus and the Closing Date as follows:

(i)                                     That the NPRFC will at the Completion Date have full legal right, power and authority to transfer or procure the transfer to the Issuer (subject in the case of the Issuer to the Deed of Waiver) of, in accordance with the terms and conditions of this Agreement and the Preference Stock Purchase Agreement, the Preference Stock being sold on that date, all of which will at such Completion Date be fully paid up or credited as fully paid up and free of any Encumbrance (including for the avoidance of doubt any Encumbrance affecting any of the voting rights, dividend rights or other rights attaching to any Preference Stock), and will at such Completion Date be absolutely entitled to all rights thereon and attaching thereto, and (save as provided in this Agreement) there will at such Completion Date be no agreement, arrangement or obligation to create any Encumbrance affecting any of the Preference Stock and no claim will have been made by any person entitled to any such Encumbrance.

For the purposes of this Clause, “Encumbrance” means any type of interest or equity of any person including any right to acquire, option, right of pre-emption or right of first refusal, restriction on transfer or use or conversion, or any mortgage, charge, assignment, hypothecation, pledge, lien or security interest, encumbrance, claim, third party rights or other agreement or arrangement of any nature whatsoever having a similar effect;

(ii)                                  That the execution, delivery and performance of this Agreement is within the capacity and authority of NPRFC and, upon due execution, this Agreement will constitute legal, valid and binding obligations of the NPRFC enforceable in accordance with its terms;

(iii)                               That the execution, delivery and performance of the Preference Stock Purchase Agreement is within the capacity and authority of the NPRFC and, upon due execution, the Preference Stock Purchase Agreement will constitute legal, valid and binding obligations of the NPRFC, enforceable in accordance with its terms;

(iv)                              That this Agreement is, and the Preference Stock Purchase Agreement will be, duly executed by or on behalf of the NPRFC, and the execution, delivery and performance of this Agreement and the Preference Stock Purchase Agreement by the NPRFC, to the extent it is a party thereto, will not infringe any law or regulation of Ireland applicable to the NPRFC (including (to the extent that the NPRFC is bound thereby) the listing rules of the Irish Stock Exchange, including but not limited to the provisions of such rules relating to compliance with the model code to the extent applicable to the NPRFC) and will not breach the terms of any agreement or other obligations to which the NPRFC is a party or by which it is bound, or any order, judgment or decree of any court or governmental agency to which it is subject;

(v)                                 That there are no restrictions (contractual or otherwise) prohibiting or otherwise affecting the delivery and transfer of the Preference Stock to the Issuer, and no governmental, regulatory or other waivers, consents, authorisations or approvals are required to be obtained by the NPRFC in connection with the delivery and transfer of the Preference Stock by the NPRFC to the Issuer pursuant to the Preference Stock Purchase Agreement provided, however, that the NPRFC provides no warranty regarding any actions taken or not taken or required to be taken by the Banks, the Issuer or the Company;

(vi)                              That none of the NPRFC nor any of its Affiliates, nor any person acting on its or their behalf (other than the Issuer, the Company, the Banks or any of their respective Affiliates as to which no representation or covenant is made by the NPRFC) (i) has made or will make offers or sales of any security (as defined in the Securities Act), or solicited or will solicit offers to buy, or otherwise negotiated or will negotiate in respect of, any security (as defined in the Securities Act), under circumstances that would require the registration of the Notes, the Preference Stock or the Bonus Stock under the Securities Act; or (ii) has engaged or will engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the Notes, the Preference Stock or the Bonus Stock in the United States; and

(vii)                           That none of the NPRFC nor any of its Affiliates, nor any person acting on its or their behalf (other than the Issuer, Company, the Banks or any of their respective Affiliates as to which no representation or covenant is made by the NPRFC) has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Notes, the Preference Stock or the Bonus Stock.

The NPRFC will notify the Banks on or prior to the Closing Date in the event it comes to its attention that any of the representations or warranties set out in this Agreement ceases to be true and accurate in any material respect or there has been any breach by the NPRFC of any agreements contained in this Agreement or any failure by the NPRFC to comply with its obligation to deliver and transfer the Preference Stock to the Issuer pursuant to the Preference Stock Purchase Agreement.

(c)                                  The above representations and warranties shall continue in full force and effect notwithstanding any investigation by or on behalf of any Bank or completion of this Agreement.

6.                                      Representations and Warranties from the Company

(a)                                 As a condition of the obligation of the Banks severally to procure purchasers, failing which purchase and pay, for the Notes, the Company represents and warrants to each of the Banks on the date hereof, and shall be deemed to so represent and warrant on each of the Time of Sale, the Pricing Date, the date of the Prospectus and the Closing Date as set out in Schedule 1 hereto.

(b)                                 The Company covenants with the Banks that it will keep each Bank and their respective Affiliates, officers, agents and employees and each other person, if any, controlling any Bank or any of their respective Affiliates (each, an “Indemnified Person”) indemnified against any losses, liabilities, costs, claims, actions and demands (including any expenses arising in connection therewith) which any of them may incur, or which may be made against any of them as a result of or in relation to any breach of this Agreement by the Company or any actual or alleged misrepresentation in, or breach of, any of the representations and warranties in this Agreement by the Company and that it will reimburse each Indemnified Person for all costs, charges and expenses which it may pay or incur in connection with investigating, disputing or defending any such action or claim.

(c)                                  In case any action shall be brought against any Indemnified Person in respect of which recovery may be sought from the Company, the relevant Bank shall promptly notify the Company in writing and shall employ such legal advisers as may be agreed between such relevant Bank and the Company or, in default of agreement as such relevant Bank may select. The Company shall not be liable in respect of any settlement of any such action effected without its consent, such consent not to be unreasonably withheld or delayed.

(d)                                 The above representations, warranties and indemnity shall continue in full force and effect notwithstanding any investigation by or on behalf of any Bank or completion or termination of this Agreement.

(e)                                  The Company will notify the Banks on or prior to the Closing Date in the event it comes to its attention that any of the representations or warranties set out in this Agreement ceases to be true and accurate in any material respect or there has been any breach by the Company of any agreements contained in this Agreement or any failure by the Company to comply with any of its obligations contained in this Agreement.

(f)                                   The Company provides no representation, warranty or covenant regarding any actions taken or not taken by the NPRFC, the Minister or the Banks (or by any of the NPRFC, the Minister or the Banks’ Affiliates that are not controlled by the Company).

7.                                      Representations and Warranties from the Issuer

(a)                                 As a condition of the obligation of the Banks severally to procure purchasers, failing which purchase and pay for the Notes and of the agreement by the Minister to direct the NPRFC to sell the Preference Shares to the Issuer, the Issuer represents and warrants to each of the Banks, the Minister and the NPFRC on the date hereof, and shall be deemed to so represent and warrant on each of the Time of Sale, the Pricing Date, the date of the Prospectus and the Closing Date as follows:

(i)                                     The Issuer is duly incorporated and validly existing under the laws of Ireland with full power and authority to conduct its business and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(ii)                                  The Issuer will not carry on any business other than as permitted in Condition 7.1 of the Notes;

(iii)                               The Issuer is a corporate entity separate and distinct from the Company, maintains corporate records and accounting records separate from the Company and maintains an arms’ length relationship with the Company;

(iv)                              The Issuer has no subsidiaries or subsidiary undertakings within the meanings of Section 155 of the Companies Act 1963 of Ireland and regulation 4 of the European Community (Companies: Group Accounts) Regulations, 1992;

(v)                                 The Issuer has neither employees nor any interest in any real property or premises other than as contemplated by the Preliminary Prospectus, the Prospectus and the Contracts;

(vi)                              The Issuer has not engaged in any activities since its incorporation other than (i) the authorisation and execution of the Preliminary Prospectus, the Prospectus and the Contracts; (ii) the activities referred to or contemplated in the Preliminary Prospectus, the Prospectus and the Contracts; and (iii) the authorisation and issue by it of the Notes. The Issuer has not prepared any accounts and has neither paid any dividends nor made any distributions since the date of its incorporation;

(vii)                           The Issuer represents and warrants that its “centre of main interests” for the purposes of Regulation (EC) 1346/2000 (the “Insolvency Regulation”) is in Ireland and that it has no “establishment” (as defined in the Insolvency Regulation) other than in Ireland;

(viii)                        The Issuer since its incorporation has not traded nor has it incurred or made any profits or losses, it is not insolvent nor unable to pay its debts as and when they become due and payable, nor in any case, will it become so in consequence of entering into any of the Contracts;

(ix)                              Save as set out in any of the Contracts, there exists no mortgage, lien, pledge or other charge on or over the assets of the Issuer and, other than the Contracts, the Issuer has not entered into any indenture or trust deed;

(x)                                 The Notes and the obligations of the Issuer under the Trust Deed will be secured in the manner provided in the Deed of Charge and the Trust Deed (the “Security Documents”) and with the benefit of the charges, covenants and other security interests provided for therein in favour of the Trustee for itself and on trust for the secured creditors;

(xi)                              The creation by the Issuer of any security over its undertakings and assets in accordance with the terms of the Security Documents will not render the Issuer liable to offer or extend the benefit of such security to any persons other than the Trustee (as trustee on behalf of the secured creditors pursuant to the Security Documents);

(xii)                           Except for due registration of the Security Documents under Section 99 of the Companies Act 1963 of Ireland and filing of a “Section 1001 Notice” in relation to the Security Documents under section 1001 of the Irish Taxes Consolidation Act 1997 of Ireland which the Issuer agrees to procure, it is not necessary that any of the Contracts or this Agreement be filed, recorded or enrolled with any authority or that any stamp duty, stamp duty reserve tax, stamp duty, land tax, registration, documentary or similar tax be paid on or in respect thereof;

(xiii)                        The Notes will, upon issue, constitute direct, unconditional and secured obligations of the Issuer and will rank pari passu without preference or priority amongst themselves and will rank in priority to all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application;

(xiv)                       The Issuer will at all times maintain its residence outside the United Kingdom for the purposes of United Kingdom taxation and, in addition, not establish a branch, agency or place of business within the United Kingdom such as would require registration of a charge under Section 860 of the Companies Act 2006;

(xv)                          The execution and delivery of this Agreement, the Paying Agency Agreement, the Trust Deed and the other Contracts to which the Issuer is a party, by the Issuer and all other documents to be executed and delivered by the Issuer hereunder and thereunder and otherwise in connection with the issue of the Notes have been duly authorised by the Issuer and this Agreement constitutes, and upon due execution, authentication, issue and delivery, the Notes, and upon due execution and delivery, the Paying Agency Agreement, the Trust Deed and such other documents will constitute legal, valid, binding and enforceable obligations of the Issuer;

(xvi)                       The Notes have been duly authorised by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with this Agreement, the Trust Deed and the Paying Agency Agreement and any other applicable Contracts to be executed and delivered by the Issuer, will constitute valid and legally binding obligations of the Issuer;

(xvii)                    All actions or things required to be taken, fulfilled or done (including, without limitation, the obtaining of any consent or licence or the making of any filing or registration) for the issue of the Notes, the carrying out of the other transactions contemplated by the Contracts or the compliance by the Issuer with the terms of the Notes and the Contracts, as the case may be, have been obtained and are in full force and effect;

(xviii)                 The execution and delivery of the Contracts, the issue of the Notes, the carrying out of the other transactions contemplated by the Contracts and the Notes and compliance with their terms do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer is a party or by which it or any of its respective properties is bound, or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer or any of its properties;

(xix)                       (i) the Preliminary Prospectus as at the date thereof contained and the Preliminary Prospectus and the Prospectus contain, or will when published contain, all information with respect to the Issuer and to the Notes that is (a) required pursuant to the rules and regulations of the Luxembourg Stock Exchange and (b) material in the context of the issue and offering of the Notes (including all information required by applicable laws and all information that, according to the particular nature of the Issuer and of the Notes is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuer and of the rights attaching to the Notes), (ii) the statements contained in the Preliminary Prospectus and (when published) the Prospectus relating to the Issuer and the Notes and any other material approved by the Issuer for use in connection with the issue and offering of the Notes (including, Roadshow Materials and investor presentations) are in every material particular true and accurate and not misleading, and (iii) there are no other facts in relation to the Issuer or the Notes the omission of which would, in the context of the issue and offering of the Notes, make any statement in the Preliminary Prospectus and (when published) the Prospectus or any relevant supplement to the Prospectus misleading in any material respect;

(xx)                          No event has occurred or circumstances have arisen that might have or are reasonably expected to constitute an event described under “Events of Default” in the conditions of the Notes;

(xxi)                       There are no pending or threatened actions, suits or proceedings (including, without limitation, governmental, legal or arbitration proceedings) against or affecting the Issuer or any of its property;

(xxii)                    The Issuer is not in possession of any information of a precise nature which has not been made public relating directly or indirectly to the Issuer, the Notes or the Preference Stock which, if it were made public would, in the reasonable opinion of the Issuer, be likely to have a significant effect on the price of the Preference Stock and/or the Notes, and the issue and sale of the Notes hereunder and the delivery and transfer of the Preference Stock pursuant to the Preference Stock Purchase Agreement will not constitute a violation by the Issuer of the laws of Ireland prohibiting or relating to “insider dealing” in securities, “insider trading” or “market abuse”;

(xxiii)                 The Issuer, its Affiliates and any person acting on its or their behalf (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Issuer) has offered and sold, and will offer and sell, the Notes only (A) outside the United States to non U.S. Persons (as defined in Regulation S) in accordance with Rule 903 or 904 of Regulation S or (B) if inside the United States or to U.S. Persons (as defined in Regulation S) outside the United States, only to persons reasonably believed to be QIB/QPs, in reliance on, and in compliance with, Rule 144A, the exemption from registration provided by Section 4(a)(2) of the Securities Act and Section 3(c)(7) of the Investment Company Act;

(xxiv)                Neither the Issuer nor to the knowledge of the Issuer, any director, of the Issuer, has taken any action, directly or indirectly, in violation by such persons of the FCPA (including making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”) and the United Kingdom Bribery Act 2010;

(xxv)                   Neither the Issuer, nor, to the knowledge of the Issuer, any director of the Issuer is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or

any equivalent sanctions imposed by the European Union, the United Nations or any other relevant governmental authority to which the Company or any of its Affiliates is subject (collectively, “other economic sanctions”); and the Issuer will not, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or any other economic sanctions;

(xxvi)                The Issuer is a “foreign issuer” (as defined in Regulation S);

(xxvii)             Neither the Issuer, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Issuer) (i) has made or will make offers or sales of any security (as defined in the Securities Act), or solicited or will solicit offers to buy, or otherwise negotiated or will negotiate in respect of, any security (as defined in the Securities Act), under circumstances that would require the registration of the Notes, the Preference Stock or the Bonus Stock under the Securities Act; or (ii) has engaged or will engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the Notes or the Preference Stock or the Bonus Stock or otherwise has offered or will offer the Notes or the Preference Stock or the Bonus Stock in any manner involving a “public offering” (within the meaning of Section 4(a)(2) of the Securities Act and Section 3(c)(7) of the Investment Company Act) in the United States;

(xxviii)          Based on certain procedures established in relation to this offer and sale of the Notes (including those contemplated by Appendix A and Appendix B attached hereto), discussion with the Banks, representations and covenants of the Banks hereunder and other factors that the Issuer, after consultation with counsel, deem necessary or appropriate, the Issuer has a reasonable belief that the initial sale of Notes inside the United States or to US Persons (as defined in Regulation S) outside the United States and subsequent transfer of such Notes sold will be limited to QIB/QPs.  Accordingly and based upon such procedures, representations and covenants of the Banks, the Issuer will not, upon completion of the offering contemplated hereby, be required to register as an investment company under the Investment Company Act;

(xxix)                The Issuer will not, and will not permit any of its Affiliates to, resell (other than pursuant to Rule 144A, Regulation S or another exemption from the registration requirements of the Securities Act) any Notes that have been acquired by any of them;

(xxx)                   Neither the Issuer, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Issuer) has engaged or will engage in any “directed selling efforts” in the United States (as defined in Regulation S) with respect to the Notes or the Preference Stock or the Bonus Stock;

(xxxi)                Each of the Issuer, its Affiliates and any person acting on its or their behalf (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Issuer), has not taken any action that would require any authorisation, filing or registration of the Notes or the Preference Stock or the Bonus Stock in the United States and has, to the best of its or their knowledge, complied, and will, to the best of its or their knowledge, comply with the selling restrictions provided for in this Agreement; and

(xxxii)             The Issuer shall use all reasonable endeavours to ensure that Notes delivered to purchasers in the United States, to the extent they are in certificated form, shall bear a legend substantially to the following effect to each of the certificates for, or other written evidence of, the Notes

THE NOTES EVIDENCED HEREBY (THE NOTES) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER RELEVANT JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED AND DOES NOT INTEND TO REGISTER AS AN INVESTMENT COMPANY UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT). THE NOTES OR ANY INTEREST OR PARTICIPATION IN THE NOTES MAY BE OFFERED, SOLD, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) IN THE UNITED STATES TO A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (REGULATION S) AND WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT) WHO IS BOTH A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER AND IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (RULE 144A), PURCHASING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, EACH OF WHICH IS A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER, (B) IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE TRUST DEED REFERRED TO HEREIN AND (C) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.

BY ITS ACQUISITION HEREOF, THE HOLDER OF THE NOTES REPRESENTS THAT: (1) IT IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A) AND A QUALIFIED PURCHASER UNDER THE INVESTMENT COMPANY ACT, (2) IT UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THE NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES. (3) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS APPLICABLE TO THE NOTES TO ANY SUBSEQUENT TRANSFEREES. (4) IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING WILL HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATION OF NOTES, AND (5) IT IS NOT (X) (I) AN “EMPLOYEE BENEFIT PLAN” AS DESCRIBED IN SECTION 3(3) OF ERISA AND SUBJECT TO TITLE I OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED (ERISA), (II) A “PLAN’ SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986 (THE CODE), (III) ANY ENTITY WHOSE ASSETS ARE TREATED AS ASSETS OF ANY SUCH PLAN BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY, OR (IV) A “BENEFIT PLAN INVESTOR” AS SUCH TERM IS OTHERWISE DEFINED IN THE REGULATIONS PROMULGATED BY THE UNITED STATES DEPARTMENT OF LABOR, OR (Y) A GOVERNMENTAL, CHURCH, NON-US OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT

IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IF ITS ACQUISITION. HOLDING OR DISPOSITION OF A NOTE WOULD CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION UNDER ANY SUCH SUBSTANTIALLY SIMILAR LAW. ALSO, EACH PERSON ACQUIRING OR HOLDING THE NOTES OR ANY INTEREST THEREIN AGREES TO TREAT THE NOTES AS EQUITY OF THE ISSUER FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

EACH INITIAL PURCHASER AND SUBSEQUENT TRANSFEREE OF THE NOTES OR ANY INTEREST OR PARTICIPATION IN THE NOTES WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND WILL NOT TRANSFER THE NOTES OR ANY INTEREST OR PARTICIPATION HEREIN EXCEPT TO A TRANSFEREE WHO CAN MAKE THE SAME REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. NO TRANSFER OF THIS NOTE (OR ANY INTEREST HEREIN) MAY BE MADE (AND NEITHER THE TRUSTEE NOR THE REGISTRAR WILL RECOGNISE ANY SUCH TRANSFER) IF SUCH TRANSFER WOULD BE MADE TO A TRANSFEREE WHO IS NOT BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER. ACCORDINGLY, AN INVESTOR IN THIS NOTE MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER MAY REQUIRE ANY HOLDER OF THIS NOTE WHO IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S) AND IS OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT. WILL BE VOID AB INITIO. AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE. NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER. THE TRUSTEE OR ANY INTERMEDIARY. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS SECURITIES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND THAT IT WILL DELIVER TO EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

(b)                                 The Issuer covenants with the Banks that it will keep each Indemnified Person indemnified against any losses, liabilities, costs, claims, actions and demands (including any expenses arising in connection therewith) which any of them may incur, or which may be made against any of them as a result of or in relation to any breach of this Agreement by the Issuer or any actual or alleged misrepresentation in, or breach of, any of the representations and warranties in this Agreement by the Issuer and that it will reimburse each Indemnified Person for all costs, charges and expenses which it may pay or incur in connection with investigating, disputing or defending any such action or claim.

(c)                                  In case any action shall be brought against any Indemnified Person in respect of which recovery may be sought from the Issuer, the relevant Bank shall promptly notify the Issuer in writing and shall employ such legal advisers as may be agreed between such relevant Bank and the Issuer or, in default of agreement, as such relevant Bank may select. The Issuer shall not be liable in respect of any settlement of any such action effected without its consent, such consent not to be unreasonably withheld or delayed.

(d)                                 The above representations, warranties and indemnity shall continue in full force and effect notwithstanding any investigation by or on behalf of any Bank or completion or termination of this Agreement.

(e)                                  The Issuer will notify the Banks on or prior to the Closing Date in the event it comes to its attention that any of the representations or warranties set out in this Agreement ceases to be true and accurate in any material respect or there has been any breach by the Issuer of any agreements contained in this Agreement or any failure by the Issuer to comply with any of its obligations contained in this Agreement.

8.                                      Selling Restrictions

(a)                                Each of the Banks, the Issuer, the Company and the Minister acknowledges that none of the Notes, the Preference Stock nor the Bonus Stock have been and none of the Notes, the Preference Stock nor the Bonus Stock will be registered under the Securities Act and may not be offered or sold within the United States or to U.S. Persons except to persons reasonably believed to be QIB/QPs in reliance on, and in compliance with, Rule 144A and the exemption set forth in Section 4(a)(2) of the Securities Act or Section 3(c)(7) of the Investment Company Act and in accordance with the terms described in this Agreement.

(b)                                Each of the Banks represents and warrants to, and agrees with, each of the Issuer, the NPRFC, the Minister and the Company on its own behalf and on behalf of each of its Affiliates that:

(i)                                     it, its Affiliates and any person acting on its or their behalf has offered and sold the Notes, and agrees that it, its Affiliates and any person acting on its or their behalf will offer and sell the Notes only (A) outside the United States to non U.S. Persons (as defined in Regulation S) in accordance with Rule 903 or 904 of Regulation S or (B) if inside the United States or to U.S. Persons (as defined in Regulation S) outside the United States, only to persons that it reasonably believes to be QIB/QPs, in reliance on, and in compliance with, Rule 144A and the exemptions set forth in Section 4(a)(2) of the Securities Act and Section 3(c)(7) of the Investment Company Act in accordance with certain procedures established in relation to this offer and sale of the securities (including those contemplated by Appendix A and Appendix B attached hereto) and from each of whom it has received a letter in the form agreed between the Banks, the Company and the Issuer.;

(ii)                                  neither it nor its Affiliates nor any person acting on its or their behalf has engaged or will engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the Notes or the Preference Stock or the Bonus Stock in or into the United States or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act and Section 3(c)(7) of the Investment Company Act;

(iii)                               neither it nor its Affiliates nor any person acting on its or their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Notes or the Preference Stock or the Bonus Stock, nor will it send any Preliminary Prospectus or Prospectus directly or indirectly into the United States or to US Persons (as defined in Regulation S) outside the United States (other than to persons reasonably believed to be QIB/QPs);

(iv)                              neither it nor any of its Affiliates nor any person acting on its or their behalf has entered or will enter into any contractual arrangement with any “distributor” (within the meaning of Regulation S) with respect to the distribution of the Notes or the Preference Stock or the Bonus Stock, except for arrangements with the prior written consent of the Company, the NPRFC and the Minister;

(v)                                 until forty (40) days after the date of settlement of the issue of the Notes, neither it nor any of its Affiliates nor any person acting on its or their behalf has made or will make any offer or sale of the Notes within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S), except to those it reasonably believes to be QIB/QPs or in accordance with Rule 903 of Regulation S;

(vi)                              it, its Affiliates and, to the best of its or their knowledge, any person acting on its or their behalf has complied with, and will, to the best of its or their knowledge, comply with the selling restrictions set forth in this Agreement;

(vii)                           with respect to offers and sales, it understands that (save for the publication of the Prospectus) no action has been or will be taken in any jurisdiction by the Issuer or the Company that would permit a public offering of the Notes, or possession or distribution of either the Preliminary Prospectus or the Prospectus or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

(viii)                        with respect to offers and sales, it (and any person acting on its behalf) will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either the Preliminary Prospectus or the Prospectus or any such other material, in all cases at its own expense and it acknowledges that none of it, its Affiliates or any person acting on its or their behalf is authorised by the Issuer or the Company to make any representation or use any information in connection with the issue, underwriting and sale of the Notes other than as contained in the Preliminary Prospectus or the Prospectus.

(c)                                 Each of the parties to this Agreement represents and agrees that no action has been taken in any country or jurisdiction by it that would permit a public offering of the Notes, in any country or jurisdiction where action for that purpose is required.

(d)                                Each of the Banks represents and agrees with each of the Issuer, the NPRFC, the Minister and the Company that:

(i)                                     it will, to the best of its knowledge and belief, observe all applicable provisions of law and regulations in each jurisdiction in which it may purchase, offer, sell or deliver the Notes, in all cases at its own expense; and

(ii)                                  (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the offering of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer, the NPRFC, the Minister or the Company (or would not, if it was an authorised person, apply to such person); and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

9.                                      Undertakings

9.1                               Each of the Issuer and the Company (as applicable) undertakes with the Banks as follows:

(a)                                 The Issuer will deliver to the Banks, without charge, (i) on the date hereof and hereafter from time to time as requested, such number of copies of the Preliminary Prospectus and (ii) on the date thereof and thereafter, such number of copies of the Prospectus, as the Banks may reasonably request.

(b)                                 (i) If at any time during the relevant period for the purpose of Article 13 of the Luxembourg law on Prospectuses of 10 July 2005 there arises or is noted a significant new factor, material mistake or inaccuracy relating to the information included in the Prospectus, the Issuer and the Company will promptly inform Credit Suisse and will prepare and the Issuer will submit to the Luxembourg Stock Exchange for its approval a Supplementary Prospectus containing details of the new factor, mistake or inaccuracy so as to comply with the requirements of Article 13 of the Luxembourg law on Prospectuses of 10 July 2005 and (ii) without prejudice to its obligations under sub-paragraph (i), if at any time prior to the completion (in the reasonable opinion of Credit Suisse) of the distribution of the Notes any other event shall have occurred as a result of which the Prospectus as then amended or supplemented, would include a statement of fact which is not true and accurate in all material respects or omit any fact the omission of which would make misleading in any material respect any statement therein, or if for any other reason it shall be necessary to amend or supplement the Prospectus, then the Issuer and the Company will promptly inform Credit Suisse and shall at the request of Credit Suisse amend or supplement the Prospectus, without charge to the Banks. The Issuer and the Company will (i) deliver to the Banks, without charge, such number of copies of such Supplementary Prospectus or amendment to the Prospectus as the Banks may reasonably request and (ii) publish such Supplementary Prospectus or amendment to the Prospectus as required by the Luxembourg law on Prospectuses.

(c)                                  Between the date hereof and the Closing Date (both dates inclusive) none of the Issuer or the Company will without the prior approval of Credit Suisse on behalf of the Banks (such approval not to be unreasonably withheld or delayed), make any official announcement which would have an adverse effect on the marketability of the Notes save for any announcements as may be required by applicable law or regulation or the rules of any stock exchange or listing authority copies of which shall be provided to the Banks pre-announcement (provided that it is reasonably practicable for the Company and/or the Issuer to do so and permitted by applicable law or regulation or the rules of any stock exchange or listing authority).

(d)                                 Each of the Issuer and the Company will comply with the relevant restrictions set out in Clause 8 hereto as if it were a Bank under this Agreement.

(e)                                  Each of the Issuer and the Company will enter into the Contracts to which it is a party on or before the Closing Date.

(f)                                   Without prejudice or limitation to Clause 8 of this Agreement, each of the Issuer and the Company severally agrees to deliver, register, file and furnish to any relevant agency, authority, central bank, department, government, minister, official, public or statutory corporation, self-regulating organisation or stock exchange from time to time such documents, information and undertakings as may be necessary or advisable to comply with all relevant laws and directives which are relevant to the Notes, applicable to it and within its power of procurement to do, and hereby authorises the Banks so to deliver, register, file and furnish such documents, information and undertakings (but for the avoidance of doubt the Banks shall not be obligated to do so).

(g)                                  Each of the Issuer and the Company severally agrees to comply with all laws and directives, and use its best endeavours to obtain all consents, referred to in sub-Clause 10(d).

(h)                                 The Issuer (failing whom the Company) will pay (1) any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable in Ireland, Belgium, Luxembourg or the United Kingdom on or in connection with the creation, issue and offering of the Notes or the execution or delivery of the Contracts; and (2) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount.

(i)                                     The Issuer will make such reasonable arrangements satisfactory to Credit Suisse on behalf of the Banks as it can to (i) ensure that definitive Notes are printed and issued to the extent required by the Trust Deed and (ii) provide the Global Certificate(s) to the principal paying agent to the extent required by the Paying Agency Agreement and Trust Deed.

(j)                                    So long as any of the Notes is outstanding, the Issuer will furnish (and the Bank will use reasonable endeavours to procure that the Issuer furnishes) to each of the Banks, as soon as practicable after it becomes available, the information which, according to the terms of the Prospectus, is to be made available to holders of any of the Notes.

(k)                                 The Issuer will agree to any variation of the Bye-Laws attaching to the Preference Stock pursuant to Bye-Law 6(H) where such variation relates to the amendment of the right of the Company to redeem the Preference Stock to provide that the Preference Stock can be redeemed or purchased pursuant to Bye-Law 6(I)(5)(c) or 40(e) at a price per unit equal to 100 per cent. of the amount paid on subscription (including premium).

9.2                               Each of the NPRFC and the Minister will comply with the relevant restrictions set out in Clause 8(b)(i), 8(b)(ii), 8(b)(iii) and 8(b)(v) hereto as if it were a Bank under this Agreement.

10.                               Conditions to Closing

10.1                        The obligations of each of the Banks hereunder shall be subject, in their discretion, to the following conditions:

(a)                                The execution and delivery (on or before the Closing Date) of the other Contracts by the respective parties;

(b)                                The Prospectus having been approved by the CSSF and the Luxembourg Stock Exchange for the purposes of listing the Notes on the Luxembourg Stock Exchange no later than two business days prior to the Closing Date;

(c)                                 The Luxembourg Stock Exchange having agreed to list the Notes and the Luxembourg Stock Exchange having agreed to admit the Notes for trading on the Market, subject only to the issue of the Global Certificate(s) or the Banks being satisfied that such listing and trading will be granted shortly after the Closing Date;

(d)                                On the date of the Prospectus and on the Closing Date, there having been delivered to the Banks US SAS 72 and SAS 72 look-alike comfort letters, in form and substance satisfactory to the Banks, dated the date of the Prospectus and the Closing Date, respectively, and addressed to the Banks from the Company’s Reporting Accountants;

(e)                                 The delivery of the Preference Stock to the Issuer by the NPRFC in accordance with the Preference Stock Purchase Agreement and the granting of security in favour of the Trustee over the Preference Stock in accordance with the Security Documents;

(f)                                  On the Closing Date, the letter from the Central Bank to the Company dated 1 November 2013, confirming that the Central Bank has no objection to the grandfathering of the Preference Stock under Article 483 of the Capital Requirements Regulation, being valid and subsisting, and there being no withdrawal of that letter or change in the Central Bank’s position as stated therein;

(g)                                 Confirmation having been provided to the Banks that any related party issues (pursuant to the rules of the UKLA and the ISE) have been resolved in the form of the letter from the UK Listing Authority dated 15 March 2013 and subsequent confirmation of its position from the UK Listing Authority and the confirmations in writing from the Irish Stock Exchange dated in March 2013 and in November 2013;

(h)                                On the Closing Date (a) the representations and warranties of the Issuer, the Company and the Minister in this Agreement being true, accurate and correct at, and as if made on, the Closing Date, and (b) the Issuer, the Company and the Minister having performed all of their respective obligations under this Agreement to be performed on or before the Closing Date and (c) there having been delivered to the Banks separate certificates, dated the Closing Date, signed by a duly authorised officer of the Issuer and the Company and the Minister to such effect in respect only of the representations and warranties given and obligations to be performed by that party;

(i)                                    The principal paying agent having received confirmation from Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme that the Notes will be accepted for clearing on the Closing Date; and

(j)                                   There having been delivered to the Banks on the Closing Date:

(i)                                     an opinion as to Irish law from (a) the Irish legal advisers to the Company, and (b) the Irish legal advisers to the Issuer;

(ii)                                  an opinion as to Irish tax from the Irish tax advisers to the Company;

(iii)                               (a) a Rule 10b-5 disclosure letter of Sullivan & Cromwell LLP, as United States legal advisers of the Company, addressed to the Banks and to be dated the date of the Prospectus, in the agreed form, (b) a Rule 10b-5 disclosure letter of Linklaters LLP, as United States legal advisers to the Banks, addressed to the Banks and to be dated the date of the Prospectus, (c) a no-registration opinion of Sullivan & Cromwell LLP, as United States legal adviser to the Company, addressed to the Banks and to be dated the Closing Date, in the agreed form, (d) a no-registration opinion of Linklaters LLP, as United States legal advisers to the Banks, addressed to the Banks and to be dated the Closing Date, and (e) a United States legal opinion of Sullivan & Cromwell LLP, as United States legal adviser to the Company as to the US Investment Company Act of 1940; and

(iv)                              an opinion as to English law from Linklaters LLP as English legal advisers to the Banks,

in each case in form and substance satisfactory to the Banks.

10.2                        Without prejudice to the obligations under Condition 9, Closing shall not occur prior to, and the execution and performance of the Preference Stock Purchase Agreement shall be deemed to be conditional upon (i) the payment of the Purchase Price to the Issuer or the Issuer’s order pursuant to Clause 2(b), and (ii) the execution and delivery to the Company of the Deed of Waiver and such condition shall only be capable of waiver by the Company (acting at its sole discretion).

10.3                        The Company shall, on receipt of each of the duly executed and stamped Stock Transfer Form and the NPRFC Stock Certificate, cancel the NPRFC Stock Certificate and execute and deliver the following documents:

(a)                               to the Issuer, a stock certificate in respect of the Preference Stock; and

(b)                               if required, to the NPRFC, a separate stock certificate in respect of the units of 2009 Preference Stock, if any, which it will continue to hold after the Closing Date.

11.                               Termination

The Banks may by notice to the Issuer, the NPRFC, the Minister and the Company given at any time prior to payment of the Purchase Price terminate this Agreement if:

(a)         any of the representations and warranties made or deemed made in Clauses 5, 6 or 7 shall have been untrue in any material respect at the time of making or deemed making under this Agreement or there shall have been any failure to perform any of the Company’s, the Issuer’s or the Minister’s undertakings or obligations in this Agreement;

(b)         if any of the conditions specified in Clause 10 have not been satisfied or waived by the Banks;

(c)          in the opinion of the Banks, there shall have been in the period since the date hereof to and including the Closing Date, any material adverse change in national or international financial, political or economic conditions or currency exchange rates or exchange controls such as would in the view of the Banks be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market.

Upon such termination, the parties hereto shall (except for any liability arising before or in relation to such termination) be released from their obligations hereunder, provided that Clauses 3, 11, 12, 13 and 16 shall survive such termination and remain in full force and effect.

12.                               Governing Law, Jurisdiction of the courts of Ireland and Waiver

(a)                               This Agreement and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual obligations, disputes or claims) will be governed by and construed in accordance with the laws of Ireland.

(b)                               Subject to Clause 13, each of the parties to this Agreement irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Subject to Clause 13 any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) will therefore be brought in the courts of Ireland.

(c)                                 Each of the Banks, the Issuer, the NPRFC, the Minister and the Company irrevocably waives any objection to Proceedings in the courts of Ireland on the grounds of venue or on the grounds of forum non conveniens.

(d)                                The Minister agrees that no immunity from any proceedings or execution of judgment shall be claimed by or on behalf of himself or with respect to his assets. Each of the NPRFC and the Minister waives any such right of immunity, which it or any such assets may have or may acquire except to the extent that any such waiver is excluded by applicable law.

13.                               Foreign Jurisdiction, Process Agent and Waiver

(a)                                Nothing in Clause 12 shall limit the right of:

(i)                                     the Banks (or any of them), in any given Proceedings, to bring such Proceedings against the Company or the Issuer in the courts of England or any state or Federal court located in the Borough of Manhattan, New York, New York, United States and, for such purposes, each of the Company and the Issuer irrevocably submits to the jurisdiction of the courts of England and any state or Federal court located in the Borough of Manhattan, New York, New York, United States, respectively; and

(ii)                                  the Company, the Issuer, the NPRFC and/or the Minister to bring any Proceedings against the Banks (or any of them) in the courts of England or any state or Federal court located in the Borough of Manhattan, New York, New York, United States and, for such purposes, the Banks irrevocably submit to the jurisdiction of the courts of England and any state or Federal court located in the Borough of Manhattan, New York, New York, United States, respectively.

(b)                                Notwithstanding the provisions of Clauses 12(b) and 13(a), in the event that any Indemnified Person becomes subject to proceedings brought by a third party (the “Foreign Proceedings”) in the courts of any country other than Ireland (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the “Foreign Jurisdiction”), such Indemnified Person will be entitled, without objection by the Company and/or the Issuer, to take such steps as are available in the Foreign Jurisdiction, in the circumstances of the Foreign Proceedings, including (if reasonably necessary) the issuing of separate proceedings, to ensure that any issues between any such Indemnified Person and the Company and/or the Issuer are determined in the Foreign Jurisdiction as part of, or as closely connected (as the procedure of the Foreign Jurisdiction will permit) with, the Foreign Proceedings and each of the Company and the Issuer hereby submits to the jurisdiction of the Foreign Jurisdiction for this purpose.

(c)                                 Each of the Banks, the Issuer and the Company irrevocably waives any objection to Proceedings or Foreign Proceedings in the courts referred to in Clause 13(a) or 13(b) on the grounds of venue or on the grounds of forum non conveniens.

(d)                                Each of the Company and the Issuer agrees to appoint an agent for service of process in any Foreign Jurisdiction other than Ireland in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within fourteen (14) days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that either the Company or the Issuer does not appoint such an agent within fourteen (14) days of the notice requesting it to do so, such other party may appoint a commercial agent for service for either the Company or the Issuer, as applicable, on the Company’s or Issuer’s behalf, as applicable, and at the Company’s or Issuer’s expense, as applicable, and each of the Company and the Issuer agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company or the Issuer, as applicable.

14.                               Communications

(a)                                Any communication shall be given by letter, fax, electronic communication or telephone in the case of notices to the Issuer, to it at:

5 Harbourmaster Place
IFSC, Dublin 1
Ireland
Telephone no.:	+353 1 6806000
Fax no.:	+353 1 6806050
Email .:	corporate.services@db.com
Attention.:	The Directors

in the case of notices to the NPRFC or the Minister, to it at:

THE NATIONAL PENSIONS RESERVE FUND COMMISSION
Treasury Building
Grand Canal Street, Dublin 2
Ireland
Telephone no:	+353 1 238 4000
Fax no:	+353 1 676 6483
Email:	info@nprf.ie
Attention:	National Pensions Reserve Fund Commission Secretary
with copy to NTMA Head of Control

THE MINISTER FOR FINANCE OF IRELAND
Upper Merrion Street, Dublin 2
Ireland
Telephone no.:	+ 353 1 676 7571
Fax no.:	+ 353 1 678 9936
Email:	john.moran@finance.gov.ie, with copy to enda.newton@finance.gov.ie
Attention:	The Secretary General

in the case of notices to the Company, to it at:

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
40 Mespil Road, Dublin 4
Ireland
Telephone no.:	+353 76 623 4710
Fax no.:	+353 7662 34789
Email:	helen.nolan@boi.com
Attention:	The Group Secretary

and in the case of notices from the Issuer, the Company, the NPRFC or the Minister to the Banks at:

CREDIT SUISSE SECURITIES (EUROPE) LIMITED
One Cabot Square
London E14 4QJ
United Kingdom
Telephone no.:	020 7888 4021
Fax no.:	020 7905 6128
Attention:	MTN Trading Desk

DEUTSCHE BANK AG, LONDON BRANCH
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Fax: +44 (0)113 3361 899
Attention: Syndicate Desk

J & E DAVY
Davy House
49 Dawson Street
Dublin 2
Ireland
Telephone no.:	+353 1 679 6363
Fax no.:	+353 1 679 6366
Email:	ivan.murphy@davy.ie
Attention:	Ivan Murphy

MERRILL LYNCH INTERNATIONAL
2 King Edward Street
London EC1A 1HQ
United Kingdom
Fax no.:	+44 207 9952968
Attention:	Syndicate Desk

UBS LIMITED
100 Liverpool Street
London EC2M 2RH
United Kingdom
Fax no:	+ 44 205 567 4146
Attention:	Fixed Income Syndicate

(b)         Any such communication shall take effect, in the case of a letter, at the time of delivery, in the case of a fax, when the relevant delivery receipt is received by the sender, in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication or, in the case of a telephone communication, when made; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Agreement which is to be sent by fax or electronic communication will be written legal evidence.

(c)          Any communication by telephone shall be confirmed by letter, fax or electronic communication but failure to send or receive such confirmation shall not invalidate the original communication.

15.                               Miscellaneous

(a)                                 Time shall be of the essence of this Agreement.

(b)                                 The heading to each Clause is included for convenience only and shall not affect the construction of this Agreement.

(c)                                 In the event any provision of this Agreement is found to be or becomes invalid or unenforceable, no other provision of this Agreement shall thereby be affected and this Agreement shall remain valid and enforceable in respect of all remaining provisions, and in respect of any invalid or unenforceable provision the parties shall negotiate in good faith to amend such provision such that as amended it is valid and enforceable and as nearly as possible accomplishes the commercial purpose of the original.

(d)                                 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(e)          This Agreement constitutes the whole, only and entire agreement between (i) the Minister and/or the NPRFC (the “Vendor Parties”) and the Banks and (ii) the Vendor Parties and the Issuer and the Company relating to the (in respect of (i) only) sale of the Preference Stock and the issue of the Notes, and, except to the extent repeated or specifically referred to in this Agreement, this Agreement, as between (i) the Vendor Parties and the Banks and (ii) the Vendor Parties and the Issuer and the Company in respect of the issue of the Notes only, supersedes and extinguishes any Relevant Statement. Each Bank and each of the Company and the Issuer acknowledge that in entering into this Agreement it is not relying upon any Relevant Statement made by or on behalf of the Vendor Parties which is not set out or specifically referred to in this Agreement. The Company, the Issuer and the Banks shall not have any right of action against either Vendor Party arising out of or in connection with any Relevant Statement made by or on behalf of the Seller (except in the case of fraud or wilful default) except to the extent repeated or specifically referred to in this Agreement. For the avoidance of doubt, this Clause 15(e) shall not apply to the Preference Stock Purchase Agreement or to the agreement between the Banks and the Company or the Issuer and shall not affect any right of action each of them may have against the other under any Relevant Statement.

For the purposes of this Clause, “Relevant Statement” means a draft or other agreement, undertaking, representation, mandate, warranty, promise, assurance, indemnity or arrangement of any nature whatsoever, whether or not in writing, relating to any of the matters contemplated in this Agreement made or given by a party to this Agreement or any other person as at, or at any time prior to, the date of this Agreement.

16.                               Limited Recourse

The Banks, the NPRFC, the Minister and the Company (the “Other Parties”) hereby agree that, in respect of any claim against or obligation of the Issuer hereunder (an “Issuer Obligation”), they shall have recourse only to sums derived from the net proceeds of the realisation of the Mortgaged Property, subject always to the charges and other security interests created by or pursuant to the Security Documents and each Issuer Obligation shall be reduced pro rata so that the total of such claims does not exceed the aggregate value of the Mortgaged Property after meeting claims secured thereon. The Trustee having realised the same, no Other Party or any person acting on its behalf shall be entitled to take any further steps against the Issuer to recover any further sums and no debt shall be owed by the Issuer to such person in respect of any such further sum. In particular, each Other Party agrees that it will not institute or join with any other person in bringing, instituting or joining, insolvency proceedings (whether court-based or otherwise and including, for the avoidance of doubt, any proceedings for the appointment of an examiner, liquidator, receiver or administrator) in relation to the Issuer, save for lodging a claim in the liquidation of the Issuer which is initiated by another party (not being a liquidation initiated in breach of this Clause 16) or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer. The provisions of this Clause 16 shall survive the termination of this Agreement.

17.                               Definitions

“Accounts” means the consolidated interim financial statements and notes for the six months ended 30 June 2013 and the audited consolidated accounts of the Group for the years ended 31 December 2012, 31 December 2011 and 31 December 2010 (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the consolidated statement of financial position (balance sheet), the statement of financial position of the Company, the consolidated statement of cash flows, the consolidated statement of comprehensive income, and the consolidated statement of changes in equity, the statement of changes in equity for the Company, the accounting policies and the notes to the accounts) (whether set out, or incorporated by reference, therein);

“Affiliate” has the meaning set out in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable, provided that, as used herein with respect to the Company, an Affiliate of the Company is a person that directly, or indirectly through one or more intermediaries, is controlled by the Company (where the term “controlled by” has the meaning set out in Rule 405 under the Securities Act) but for no purposes under this Agreement shall the Issuer or the Company or any subsidiary of the Company be deemed to be an Affiliate of the NPRFC and/or the Minister, nor shall any of the NPRFC or the Minister be deemed to be an Affiliate of the Issuer and/or the Company and/or any subsidiary of the Company;

“Amendment” has the meaning given to it in the Deed of Waiver;

“Bonus Stock” or “units of Bonus Stock” means units of ordinary stock of the Company will issue to holders of Preference Stock if a cash dividend is not paid by the Company (subject to the provisions of the Bye-Laws);

“Bye-Laws” means the bye-laws of the Company, as amended from time to time;

“Central Bank” means the Central Bank of Ireland;

“CISA” means the Credit Institutions (Stabilisation) Act 2010, as amended;

“Commission” means the Securities and Exchange Commission of the United States;

“Disclosure Package” means as at the Time of Sale, the Preliminary Prospectus and the Pricing Term Sheet;

“Exchange Act” means the US Securities Exchange Act of 1934, as amended;

“FCA” means the Financial Conduct Authority of the United Kingdom;

“FCPA” means the US Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder;

“FSMA” means the United Kingdom Financial Services and Markets Act 2000, and all regulations made pursuant thereto including, but not limited to, the Financial Services and Markets Act (Financial Promotion) Order 2005;

“Global Certificates” means the Restricted Global Certificate and the Unrestricted Global Certificate;

“Group” means, from time to time, the Company and its subsidiaries (within the meaning of Section 155 of the Companies Act 1963 of Ireland), subsidiary undertakings, Affiliates and any other entity in respect of which financial information is included in the Accounts (including ICS Building Society) but for the avoidance of doubt shall not include the Issuer, and “Group Member” means any one of them;

“Investment Company Act” means the US Investment Company Act 1940, as amended;

“ISE” or “Irish Stock Exchange” means the Irish Stock Exchange Limited;

“Luxembourg Stock Exchange” means the Bourse de Luxembourg;

“Material Adverse Effect” means any material adverse effect, or any event or development occurring or reasonably likely to occur which results in or may result in a material adverse effect or is reasonably likely to involve a prospective material adverse effect, in or affecting the condition (financial, operational, legal or otherwise), earnings, profitability, prospects, solvency, liquidity, credit rating, management, business affairs, financial affairs, or operations of the Group, taken as a whole, whether or not arising in the ordinary course of business insofar as this is relevant to the value of the Preference Stock (where the Preference Stock is held by the Issuer only) and/or the price of the Preference Stock (where the Preference Stock is held by the Issuer and/or other persons) and/or the price of the Notes;

“Mortgaged Property” has the meaning given to it in Condition 5 (Security);

“Official List” means the official list maintained by the UKLA pursuant to Part VI of FSMA;

“Ordinary Stock” or “units of Ordinary Stock” means units of ordinary stock of €0.05 (five cent) each;

“Preliminary Prospectus Company Information” means the entire Preliminary Prospectus;

“Pricing Term Sheet” means the pricing term sheet issued in relation to the Notes (substantially in the form of Annex D) and giving details of the pricing of the Notes;

“Prospectus Company Information” means the entire Prospectus;

“QIB” means a qualified institutional buyer as defined in Rule 144A;

“QIB/QP” means a person who is both a QIB and a “qualified purchaser” (as defined in Section 2(a)(51) of the Investment Company Act, and the rules thereunder for purposes of Section 3(c)(7) of that Act);

“Registrar” means Computershare Investor Services (Ireland) Limited or such other registrar or receiving agent as the Company may appoint from time to time;

“Regulation D” means Regulation D under the Securities Act;

“Regulation S” means Regulation S under the Securities Act;

“Reporting Accountants” means PricewaterhouseCoopers of One Spencer Dock, North Wall Quay, Dublin 1, Ireland;

“Restricted Global Certificate” means the global certificate in registered form without interest coupons attached deposited with Deutsche Bank AG, London Branch, as common depository for Euroclear and Clearstream, Luxembourg representing the Notes sold to QIBs who are also Qualified Purchasers in reliance on Rule 144A;

“Restricted Period” means the period from and including the date of this Agreement to the day that is 60 days from the Issue Date;

“Roadshow Materials” means the roadshow materials prepared by the Company in the agreed form, and used by the Company and the Banks in meetings with or otherwise made available (by electronic means or otherwise) to potential investors in connection with deal specific roadshows in respect of the Company and/or the issue of the Notes;

“Rule 144A” means Rule 144A under the Securities Act;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Supplementary Prospectus” means any prospectus supplementary to the Prospectus published by the Issuer in accordance with the rules of the Luxembourg Stock Exchange;

“Time of Sale” means the time as agreed between the Issuer, the Company and the Banks to be the time of sale;

“UKLA” means the FCA acting in its capacity as the competent authority in the United Kingdom for the purposes of Part VI of FSMA and in the exercise of its functions in respect of the admission to the Official List otherwise than in accordance with Part VI of FSMA; and

“Unrestricted Global Certificate” means the global certificate in registered form without interest coupons attached deposited with Deutsche Bank AG, London Branch, as common depository for Euroclear and Clearstream, Luxembourg representing the Notes sold to non U.S. Persons outside the United States in reliance on Regulation S.

This Agreement is executed by the parties hereto on the date set out above.

For and on behalf of
Baggot Securities Limited
Acting by its duly authorised attorney

By:

Name:
Title:

Present when the Official Seal
of the Minister for Finance was
affixed hereto and authenticated
by the signature of:

Name:
Title:

The seal of the National Pensions Reserve Fund Commission was authenticated by the signature of:

Name:	Name:
Title: Chairman/Commissioner	Title: Commissioner

For and on behalf of

The Governor and Company of the Bank of Ireland

By:

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:

Name:
Title:

DEUTSCHE BANK AG, LONDON BRANCH

By:	By:

Name:	Name:
Title:	Title:

J & E DAVY

By:	By:

Name:	Name:
Title:	Title:

MERRILL LYNCH INTERNATIONAL

By:

Name:
Title:

UBS LIMITED

By:	By:

Name:	Name:
Title:	Title:

ANNEX A

BANKS’ PURCHASE COMMITMENTS(1)

Joint Lead Managers	Purchase commitment
Credit Suisse Securities (Europe) Limited	€260,000,000	20 per cent.
Deutsche Bank AG, London Branch	€260,000,000	20 per cent.
J & E Davy	€260,000,000	20 per cent.
Merrill Lynch International	€260,000,000	20 per cent.
UBS Limited	€260,000,000	20 per cent.
Total	€1,300,000,000	100 per cent.

(1)                                 If the principal amount of the Notes is increased pursuant to Clause 1(c), the purchase commitments of each Bank shall also be increased proportionately and “Relevant Notes” as used herein shall be construed accordingly.

ANNEX B

The undersigned refer to the Purchase Agreement entered into between them on 4 December 2013 relating to €1,300,000,000 10.24 per cent. Perpetual Non-Cumulative Notes (the “Notes”) issued by Baggot Securities Limited and secured over 1,300,000,000 units of the 2009 Preference Stock of The Governor and Company of the Bank of Ireland and certain undertakings relating to the redemption and/or repurchase thereof (the “Purchase Agreement”).

We agree that the principal amount of Offer Notes be increased to €[•] in accordance with Clause 1(c) of the Purchase Agreement.

Dated: [•] December 2013

For and on behalf of

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	By:

Name:	Name:
Title:	Title:

DEUTSCHE BANK AG, LONDON BRANCH

By:	By:

Name:	Name:
Title:	Title:

J & E DAVY

By:	By:

Name:	Name:
Title:	Title:

MERRILL LYNCH INTERNATIONAL

By:

Name:
Title:

UBS LIMITED

By:	By:

Name:	Name:
Title:	Title:

Agreed to and accepted by the Issuer.

For and on behalf of

Baggot Securities Limited

Acting by its duly authorised attorney

By:

Name:
Title:

Agreed to and accepted by the Minister.

Present when the Official Seal of the Minister for Finance was affixed hereto and authenticated by the signature of:

Name:
Title:

Agreed to and accepted by the NPRFC

The seal of the National Pensions Reserve Fund Commission was authenticated by the signature of:

Name:	Name:
Title: Chairman/Commissioner	Title: Commissioner

Agreed to and accepted by the Company.

For and on behalf of

The Governor and Company of the Bank of Ireland

By:

Name:
Title:

ANNEX C

The undersigned refer to the Purchase Agreement entered into between them on 4 December 2013 relating to €1,300,000,000 10.24 per cent. Perpetual Non-Cumulative Notes (the “Notes”) issued by Baggot Securities Limited and secured over 1,300,000,000 units of the 2009 Preference Stock of The Governor and Company of the Bank of Ireland and certain undertakings relating to the redemption and/or repurchase thereof (the “Purchase Agreement”).

We agree that the purchase price of Notes be increased to [•] per cent. of the principal amount of the Notes and Accrued Interest (as defined in the Purchase Agreement) in accordance with Clause 1(a) of the Purchase Agreement.

Dated: [•] December 2013

For and on behalf of

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	By:

Name:	Name:
Title:	Title:

DEUTSCHE BANK AG, LONDON BRANCH

By:	By:

Name:	Name:
Title:	Title:

J & E DAVY

By:	By:

Name:	Name:
Title:	Title:

MERRILL LYNCH INTERNATIONAL

By:

Name:
Title:

UBS LIMITED

By:	By:

Name:	Name:
Title:	Title:

Agreed to and accepted by the Issuer.

For and on behalf of

Baggot Securities Limited

Acting by its duly authorised attorney

By:

Name:
Title:

Agreed to and accepted by the Minister.

Present when the Official Seal of the Minister for Finance was affixed hereto and authenticated by the signature of:

Name:
Title:

Agreed to and accepted by the NPRFC.

The seal of the National Pensions Reserve Fund Commission was authenticated by the signature of:

Name:	Name:
Title: Chairman/Commissioner	Title: Commissioner

Agreed to and accepted by the Company.

For and on behalf of

The Governor and Company of the Bank of Ireland

By:

Name:
Title:

ANNEX D

Form of Pricing Term Sheet

 Baggot Securities Limited

Pricing Term Sheet

€[•] [•] per cent. Perpetual Non-Cumulative Notes

The information in this Pricing Term Sheet supplements the Preliminary Prospectus dated 3 December 2013 (the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus. You should read this Pricing Term Sheet in conjunction with the Preliminary Prospectus before investing in the Notes.

(Indicative pricing details to be completed and/or amended in relation to the Notes to be issued)

ISSUER:	Baggot Securities Limited

SECURITY:	[•]

RANKING:	[•]

SIZE:	€[•]

[REDEMPTION AMOUNT:	[•] ]

ISSUE PRICE:	[•]per cent. plus Accrued Interest [set out details]

INTEREST PAYMENT DATES:	[[•] of each year, beginning on [•] 2014 (each, an Interest Payment Date).]

EXPECTED SETTLEMENT DATE (T+5):	[•]

JOINT BOOK-RUNNING MANAGER(S):	Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, J & E Davy, Merrill Lynch International and UBS Limited

SECURITY CODES:	[•]

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any U.S. state securities laws.  The Notes may not be offered or sold within the United States to, or for the account or benefit of, any U.S. person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable U.S. state securities laws. Accordingly, the Notes are being offered and sold only (1) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) that are also “qualified purchasers” within the meaning of Section 2(a)(51)(A) of the U.S. Investment Company Act of 1940, as amended and (2) outside the United States to non-U.S. persons as defined in, and in compliance with, Regulation S under the Securities Act. You are hereby notified that sellers of the Notes may be relying on the exemption from the registration requirements of Section 5 of the Securities Act provided by Rule 144A. The information included herein does not purport to be a complete description of the securities or the offering: please refer to the Preliminary Prospectus for a complete description. See “Subscription and Sale” and “Transfer Restrictions” in the Preliminary Prospectus for information about eligible offerees and transfer restrictions.

You may obtain a copy of the Preliminary Prospectus for this transaction by calling your sales representative at [•] at [•]

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANNEX E

Form of Preference Stock Purchase Agreement

DATED                                                                                                                                                   2013

THE NATIONAL PENSIONS RESERVE FUND COMMISSION

BAGGOT SECURITIES LIMITED

PREFERENCE STOCK PURCHASE AGREEMENT

DUBLIN

Purchase Agreement

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	2

2	SALE AND PURCHASE	4

3	UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES IN RESPECT OF COMPLETION	4

5	NO PARTNERSHIP AND NO AGENCY	5

6	ENTIRE AGREEMENT	5

7	COSTS AND EXPENSES	5

8	COUNTERPARTS	5

9	NOTICES	6

9	FURTHER ASSURANCE	6

11	VARIATION	6

12	ASSIGNMENT	7

13	GOVERNING LAW AND JURISDICTION	7

14	LIMITED RECOURSE	7

THIS AGREEMENT is made on             December 2013

BETWEEN:

(1)                                 THE NATIONAL PENSIONS RESERVE FUND COMMISSION of Treasury Building, Upper Grand Canal Street, Dublin 2, Ireland (the “Seller”); and

(4)                                 BAGGOT SECURITIES LIMITED of 5 Harbourmaster Place, IFSC, Dublin 1, Ireland, (the “Buyer”).

BACKGROUND:

(A)                               The Seller, is the registered holder and legal owner of the Preference Stock.

(B)                               The Preference Stock was acquired by the Seller pursuant to a direction under Section 19A of the 2000 Act.

(C)                               The Minister has given a direction in writing to the Seller under Section 19B of the 2000 Act to dispose of the Preference Stock.

(D)                               Accordingly, the Seller has been directed to sell and the Buyer has agreed to purchase the Preference Stock on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Unless the context otherwise requires, in this Agreement:

“2009 Preference Stock” means the units of perpetual non-cumulative redeemable preference stock of €0.01 each issued, credited as fully paid, on 31 March 2009 by the Bank to the Seller for a subscription price of €1.00 each, 1,837,041,304 units of which remain in issue;

“2009 Act” means the Investment of the National Pensions Reserve Fund and Miscellaneous Provisions Act, 2009;

“Agreement” means this agreement;

“Bank” means the Governor and Company of the Bank of Ireland, a company established in Ireland by Charter in 1783 having its principal office at 40 Mespil Road, Dublin 4;

“Business Day” means a day (other than a Saturday or Sunday or public holiday in Ireland) on which clearing banks are open for business in Dublin;

“Bye Laws” means the bye-laws of the Bank, as amended from time to time;

“Closing Date” has the meaning given to it in the Note Purchase Agreement;

“Completion” means completion of the sale and purchase of the Preference Stock in accordance with this Agreement;

“Contracts” has the meaning given to it under the Note Purchase Agreement, including for the avoidance of doubt the Note Purchase Agreement;

“Consideration” means the price payable for the Preference Stock, specified in Clause 2.2 (Sale and Purchase);

“Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, assignment, hypothecation, right of first refusal, right of pre-emption, or right to acquire or restrict, any adverse claim or right or third party right or interest, any other encumbrance or security interest of any kind, and any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

“euro” or “EUR” or “€” means the lawful currency of Ireland;

“Excluded Rights” means any rights attaching and/or accruing to the Stock under the Bye Laws which apply only in respect of a Government Preference Stockholder or are otherwise expressed to be exercisable only by reference to a Government Preference Stockholder or the Minister;

“Fund” means the National Pensions Reserve Fund;

“Government Preference Stockholder”  means any of the National Treasury Management Agency, the Seller, in its capacity as controller and manager of the National Pensions Reserve Fund, the Minister or any Minister or Department of the Government of Ireland holding 2009 Preference Stock or any custodian or nominee holding 2009 Preference Stock on behalf of such person;

“Minister” means the Minister for Finance of Ireland;

“Note Purchase Agreement” means the purchase agreement in connection with perpetual non-cumulative notes to be issued by the Buyer and secured over the Preference Stock dated on or around the date of this Agreement;

“Preference Stock” means the 1,300,000,000 (one billion three hundred million) units of 2009 Preference Stock which are to be purchased by the Buyer under the terms of this Agreement;

“Relevant Statement” means a draft or other agreement, undertaking, representation, mandate, warranty, promise, assurance, indemnity or arrangement of any nature whatsoever, whether or not in writing, relating to any of the matters contemplated in this Agreement and/or any of the Contracts made or given by a party to this Agreement or any other person as at, or at any time prior to, the date of this Agreement other than the Note Purchase Agreement; and

“Trustee” means Deutsche Trustee Company Limited in its capacity as security trustee for certain creditors of the Buyer.

1.2                               In this Agreement, unless the context otherwise requires:

(a)                                 a reference to:

(i)                                     any party includes its successors in title and permitted assigns;

(ii)                                  a “person” includes any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality);

(iii)                               a “company” shall be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established;

(iv)                              a Clause, sub-clause, Paragraph, Sub-Paragraph, or Schedule, unless otherwise specified, is a reference to a Clause, sub clause, Paragraph, Sub Paragraph of or Schedule to this Agreement;

(v)                                 writing or similar expressions includes, unless otherwise specified, transmission by facsimile but excludes email;

(vi)                              the singular includes the plural and vice versa and references to one gender includes all genders;

(vii)                           “day” or a “Business Day” shall mean a period of twenty-four (24) hours running from midnight to midnight;

(viii)                        any other document referred to in this Agreement is a reference to that document as amended, varied, novated or supplemented at any time.

(b)                                 a reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(i)                                     any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(ii)                                  any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)                               any statute or statutory provision which modifies, consolidates, re- enacts or supersedes it;

in each case, prior to Completion.

(c)                                  any phrase introduced by the terms “including,” “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3                               The table of contents and headings in this Agreement are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

2.                                      SALE AND PURCHASE

2.1                               The Seller shall sell or procure the sale and the Buyer shall purchase the legal and beneficial interest in the Preference Stock free from all Encumbrances together with all rights now or after the date of this Agreement attaching or accruing to the Preference Stock capable of transfer provided that for the avoidance of doubt, the Buyer shall not acquire any Excluded Rights.

2.2                               The total purchase price for the Preference Stock shall be the amount in euro equal to the Purchase Price (as defined in the Note Purchase Agreement) less the amount to be paid in stamp duty by the Buyer in respect of the purchase of the Preference Stock in accordance with clause 2(d) of the Note Purchase Agreement.

3.                                      UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES IN RESPECT OF COMPLETION

3.1                               Completion shall take place on the Closing Date.

3.2                               At Completion, the Seller shall:

(a)                                 execute and deliver to the Buyer (or the Buyer’s nominee) a stock transfer form in respect of the Preference Stock;

(b)                                 surrender to the Bank the stock certificate it holds in respect of the Preference Stock; and

(c)                                  deliver an extract certified as true from the written direction from the Minister to the Seller under Section 19B of the 2000 Act to dispose of the Preference Stock.

3.3                               At Completion, the Buyer shall pay or procure the payment of the Consideration to the Seller in full by way of wire transfer to a bank account nominated by the Seller.

4.                                      NO PARTNERSHIP AND NO AGENCY

4.1                               Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between any of the parties.

4.2                               Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, any party the agent of any other party for any purpose. Neither party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of the other party to this Agreement.

5.                                      ENTIRE AGREEMENT

This Agreement and the Contracts constitute the whole, only and entire agreements between the parties hereto relating to the sale and purchase of the Preference Stock, and, except to the extent made, repeated or specifically referred to in this Agreement and/or any of the Contracts, this Agreement, as between the Seller and the Buyer supersedes and extinguishes any Relevant Statement. The Buyer acknowledges that in entering into this Agreement, it is not relying upon any Relevant Statement made by or on behalf of the Seller which is not set out or specifically referred to in this Agreement and/or any of the Contracts. The Buyer shall not have any right of action against the Seller arising out of or in connection with any Relevant Statement made by or on behalf of the Seller (except in the case of fraud or wilful default) except to the extent repeated or specifically referred to in this Agreement and/or any of the Contracts.

6.                                      COSTS AND EXPENSES

The Buyer shall pay all stamp and other transfer duties and registration fees applicable to any document to which it is a party and which arise as a result of or in consequence of this Agreement.

7.                                      COUNTERPARTS

7.1                               This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

7.2                               Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

8.                                      NOTICES

8.1                               Any notice or other communication given or made under this Deed shall be addressed as provided in Clause 8.2 and, if so addressed, shall, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

(a)                                 if sent by personal delivery, on delivery at the address of the relevant party;

(b)                                 if sent by commercial courier, on the date and at the time of signature of the courier’s receipt;

(c)                                  if sent by pre-paid post, two clear Business Days after the date of posting.

8.2                               The relevant notice details are:

Title of recipient	Address

The Buyer

Baggot Securities Limited Marked for the attention of: The Directors	5 Harbourmaster Place IFSC Dublin 1 Ireland

The Seller

Marked for the attention of: National Pensions Reserve Fund Commission Secretary	Treasury Building Grand Canal Street Dublin 2 Ireland

with a copy to: Head of Control National Treasury Management Agency	Treasury Building Grand Canal Street Dublin 2 Ireland

8.3                               Each party shall notify the others of a change to its notice details.  That notification shall only be effective on:

(a)                                 any effective date specified in the notification; or

(b)                                 if no effective date is specified or the effective date specified is less than five (5) clear Business Days after the date when notice is received, the date falling five (5) clear Business Days after the notification has been received.

9.                                      FURTHER ASSURANCE

The Seller shall, from time to time on request and at its own expense, do and execute or procure to be done and executed all necessary acts, deeds, documents and things in a form satisfactory to the Buyer which the Buyer may consider necessary for giving full effect to this Agreement and securing to the Buyer the full benefit of the rights, powers and remedies conferred upon the Buyer in or by this Agreement including, but not limited to the execution of all documents and the doing of all acts and things as may reasonably be required by the Buyer or its successor(s) for assuring the vesting in the Buyer (or its designees) of the legal and beneficial ownership of the Preference Stock.

10.                               VARIATION

This Agreement may only be varied in writing (excluding electronic methods of writing) signed by each of the parties.

11.                               ASSIGNMENT

11.1                        Subject to other provisions of this Clause 11, neither party may at any time, without the prior written consent of the other party, assign or transfer any of its rights or obligations under this Agreement.

11.2                        The Buyer hereby notifies the Seller that, pursuant to a deed of charge and assignment dated on or about the date of this Agreement, the Buyer has assigned to the Trustee by way of security its rights under this Agreement (the “Security Assignment”). The Seller hereby consents to and acknowledges the Security Assignment.

12.                               GOVERNING LAW AND JURISDICTION

12.1                        This Agreement and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland.

12.2                        The Courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).  Any proceedings, suit or action arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims) shall therefore be brought in the courts of Ireland.

13.                               LIMITED RECOURSE

13.1                        In respect of any payment obligation of the Buyer or any damages awarded for breach of any obligation hereunder (a “Claim”), the Seller’s recourse against the Buyer shall be limited to the unsecured assets of the Buyer (if any) available at the relevant time to satisfy such Claim and any such Claim shall, following application of the Seller’s unsecured assets (if any) towards such Claim, be extinguished.

The seal of the NATIONAL PENSIONS RESERVE
FUND COMMISSION
was authenticated by the signature of:

Name:
Title: Chairman/Commissioner

Name:
Title: Chairman/Commissioner

Signed for and on behalf of
BAGGOT SECURITIES LIMITED
by its duly authorised attorney

Name of attorney:	Attorney

in the presence of:

Signature of witness:
Name:
Address:

Occupation:

ANNEX F

Form of Deed of Waiver

DATED                           DECEMBER 2013

BAGGOT SECURITIES LIMITED

AND

DEUTSCHE TRUSTEE COMPANY LIMITED (as Trustee)

DEED OF IRREVOCABLE WAIVER, CONSENT, COVENANT AND UNDERTAKING

(executed by way of deed poll)

DUBLIN

Purchase Agreement

CONTENTS

CLAUSE		PAGE

1	Definitions and Interpretation	4

2	Effective Time	8

3	Redemption and Purchase Amount Waiver	8

4	Consent to Non-Equivalent Redemptions or Purchases	10

5	Consent to Variation of Rights	10

6	Limitations on Transfer	11

7	Terms of Notes	13

8	Power of Attorney	13

9	Covenant of the Trustee	14

10	Irrevocable Intent	14

11	Third Parties	14

12	Indemnity	14

13	Representations and Warranties	15

14	Adequacy of Damages	16

15	Remedies and Waivers	16

16	Severability	16

17	No Partnership	17

18	Time of Essence	17

19	Notices	17

20	Further Assurance	18

21	Variation	18

22	Limited recourse and no petition	18

23	Assignment	18

24	Governing Law and Jurisdiction	18

SCHEDULE 1		19

AMENDMENT TO THE RIGHTS OF THE 2009 PREFERENCE STOCK		20

SCHEDULE 2		24

TERMS OF THE NOTES		24

SCHEDULE 3		25

DEED OF ADHERENCE		25

SCHEDULE 4		26

DEED OF CHARGE		26

SCHEDULE 5		27

NOTE CANCELLATION EVENT		27

THIS DEED by way of DEED POLL is executed on                                        2013

BY

BAGGOT SECURITIES LIMITED, a company established in Ireland and having its principal office at 5 Harbourmaster Place, IFSC, Dublin 1 (the “Company”)

and

DEUTSCHE TRUSTEE COMPANY LIMITED, a company established in England and having its registered office at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the “Trustee”)

IN FAVOUR OF

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, a company established in Ireland by Charter in 1783 having its principal office at 40 Mespil Road, Dublin 4 (the “Bank”)

RECITALS

A.                                   The Company has agreed to purchase from the NPRFC 1,300,000,000 (one billion three hundred million) units of 2009 Preference Stock pursuant to the terms and subject to the conditions set out in the Stock Purchase Agreement.

B.                                   The Company is acquiring the Sale Stock on the basis that any 2009 Preference Stock acquired by the Company shall not carry the entitlement to be redeemed or purchased by the Bank at 125 per cent. of the original subscription price of such stock on or following 31 March 2014 (being €1.25 per unit of 2009 Preference Stock) and shall be subject to a redemption or purchase by the Bank at 100 per cent. of the original subscription price of such stock (being €1.00 per unit of 2009 Preference Stock).

C.                                   The Company is required to enter into this Deed as a condition precedent to the Stock Purchase Agreement and for the purpose of irrevocably waiving (both on its own behalf and on behalf of its successors in title and permitted assignees) the entitlement to increased redemption/purchase payments above €1.00 per unit of 2009 Preference Stock on or following 31 March 2014 and providing certain other irrevocable consents, undertakings, covenants, representations and warranties in connection with the 2009 Preference Stock.

D                                     In the event that the Sale Stock does not comprise the entirety of the 2009 Preference Stock in issue, the Company could, for time to time, purchase from the NPRFC further units of 2009 Preference Stock and finance such acquisition by the issue of securities ranking pari passu in all respects (or in all respects save for the first payment of interest thereon and issue price in respect thereof) with the Notes.

E.                                   The Trustee is entering into this Deed on the direction of the holders of the Notes pursuant to Condition 5 of the Notes in its capacity as trustee pursuant to the Deed of Charge and the Trust Deed for the purpose of providing certain covenants to the Bank, in relation to any exercise, on or following an enforcement of the security created by the Deed of Charge and the Trust Deed, by it of its rights relating to the 2009 Preference Stock under the Deed of Charge and/or the Trust Deed.

THIS DEED WITNESSES and the Company and, as indicated, the Trustee DECLARE as follows:

1.                                      Definitions and Interpretation

1.1                               In this Deed:

(a)                                 “2009 Bonus Stock” means units of Ordinary Stock in the Bank issued to a holder of 2009 Preference Stock pursuant to Bye-Law 6(I)(4) if the 2009 Preference Stock Dividend is not paid by the Bank;

(b)                                 “2009 Issue Date” means the date of issue and allotment of the 2009 Preference Stock, being 31 March 2009;

(c)                                  “2009 Preference Stock” means the units of Perpetual Non-Cumulative Redeemable Preference Stock of €0.01 each issued, credited as fully paid, on 31 March 2009 by the Bank to the NPRFC for a subscription price of €1.00 each, 1,837,041,304 units of which remain in issue;

(d)                                 “2009 Preference Stock Dividend” means the fixed non-cumulative preferential dividend payable in cash on units of 2009 Preference Stock in accordance with Bye-Law 6(I)(2);

(e)                                  “Amendment” means the amendments to the rights attaching to the 2009 Preference Stock as set out in Schedule 1 to this Deed;

(f)                                   “Amendment Date” means the later of (i) the Class Consent Date and (ii) the Bye-Laws Amendment Date;

(g)                                  “Attorney” has the meaning given to it in Clause 8.1;

(h)                                 “Bank Default” has the meaning given to it in Condition 1 (Definitions) of the Notes;

(i)                                     “Bank Group Member” means each of the Bank and any of its subsidiaries and affiliates from time to time;

(j)                                    “Business Day” means a day (other than a Saturday or a Sunday or public holiday in Ireland) on which clearing banks are open for business in Dublin;

(k)                                 “Bye-Laws” means the bye-laws of the Bank, as amended from time to time and any reference to a Bye-Law is to that Bye-Law in the Bye-Laws of the Bank as at the date of this Deed as may be renumbered, amended or substituted from time to time;

(l)                                     “Bye-Laws Amendment” means the amendment to the Bye-Laws to reflect the Amendment;

(m)                             “Bye-Laws Amendment Date” means the date on which the Bye-Laws Amendment is approved by the ordinary stockholders of the Bank at a general court of the Bank;

(n)                                 “CBI” means the Central Bank of Ireland and any successor or replacement person that may discharge the functions of determining the capital adequacy requirements applicable to the Bank from time to time or the classifications of regulatory capital applicable to the Bank from time to time;

(o)                                 “Class Consent” means the consent to the Amendment by the holders of the 2009 Preference Stock in accordance with Bye-Law 6(H);

(p)                                 “Class Consent Date” means the date on which Class Consent is obtained;

(q)                                 “Common Equity Core Tier 1 Capital” has the meaning given to it (or any equivalent or replacement term) in the capital adequacy requirements, regulations and policies applicable to the Bank from time to time;

(r)                                    “Companies Acts”  means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act

2006, the Companies (Amendment) Act 2009, the Companies (Miscellaneous Provisions) Act 2009 and the Companies (Amendment) Act 2012, all enactments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

(s)                                   “Core Tier 1 Capital” has the meaning given to it (or any equivalent or replacement term) in the capital adequacy requirements, regulations and policies applicable to the Bank from time to time;

(t)                                    “Deed” means this deed poll and the Schedules;

(u)                                 “Deed of Adherence” means a deed of adherence to this Deed in the form set out in Schedule 3;

(v)                                 “Deed of Charge” means the deed of charge and assignment entered into or to be entered into on or about the date of this Deed between the Company and the Trustee pursuant to which deed the Company charges its interest in, inter alia,  the Sale Stock, the final form of which is set out in Schedule 4 to this Deed (and references to the Deed of Charge include the same as amended, restated and/or supplemented from time to time, in each case in accordance with its terms);

(w)                               “Effective Time” has the meaning given to it in Clause 2;

(x)                                 “Excess Entitlement” has the meaning given to it in Clause 3.2;

(y)                                 “Group” means the Bank and its subsidiary undertakings from time to time;

(z)                                  “Insolvency Proceedings” means (in each case against the Company, its directors or officers) any administration, bankruptcy, examination, suspension of payments, moratorium of any indebtedness, winding-up, re-organisation, arrangement, insolvency or liquidation proceeding under any applicable law;

(aa)                          “Note Cancellation Event” means a purchase by, or on behalf of, any member of the Group of any Notes followed by a surrender of those Notes or any of them (the Notes surrendered being the “Surrendered Notes”) to the Company as contemplated by Condition 10.4 of the Conditions of the Notes;

(bb)                          “Note Cancellation Event Stock” means, in relation to any Note Cancellation Event, those units of Relevant Stock which, in accordance with Condition 10.4 of the Conditions of the Notes, are delivered by any means (including, but not limited to, by way of redemption by the Bank itself or purchase by the Bank itself or purchase by any other Bank Group Member) by or on behalf of the Company to the order of the relevant Bank Group Member, being an amount of Relevant Stock equal to a pro rata amount of Relevant Stock held by the Company (rounded downwards to the nearest whole unit of Relevant Stock) corresponding to the proportion that the aggregate principal amount of the Surrendered Notes bears to the aggregate principal amount of all Notes then outstanding;

(cc)                            “Notes” means the perpetual notes to be issued by the Company on or around the date of this Deed and to be secured by inter alia, the Deed of Charge and the Trust Deed, which expression shall include, unless the context otherwise requires, any further notes issued pursuant to Condition 23 (Further Issues) of the terms and conditions of the Notes forming a single series with the Notes;

(dd)                          “Notice of Note Cancellation” means a notice in writing of the occurrence of a Note Cancellation Event issued by the Bank to the Company;

(ee)                            “NPRFC” means the National Pensions Reserve Fund Commission;

(ff)                              “Ordinary Stock” means ordinary stock in the capital of the Bank having, as at the date of this Deed, a nominal value of €0.05 per unit;

(gg)                            “Other Stock” has the meaning given to it in Clause 4;

(hh)                          “Relevant Stock” means each of:

(i)                                     the Sale Stock; and

(ii)                                  each unit of 2009 Preference Stock held by the Company from time to time;

(ii)                                  “Sale Stock” means the 1,300,000,000 (one billion three hundred million) units of 2009 Preference Stock purchased by the Company from the NPRFC pursuant to the terms of the Stock Purchase Agreement;

(jj)                                “Stock Purchase Agreement” means the agreement dated on or about the date of this Deed for the purchase of the Sale Stock between the Company and the NPRFC;

(kk)                          “Transfer Event” has the meaning given to it in Clause 6.1; and

(ll)                                  “Trust Deed” means the trust deed dated on or about the date hereof between the Company, the Trustee, Deutsche Bank AG London Branch, Deutsche Bank Luxembourg S.A., Credit Suisse Securities (Europe) Limited and Deutsche International Corporate Services (Ireland) Limited.

1.2                               In this Deed, unless the context otherwise requires:

(a)                                 a reference to:

(i)                                     the Company or the Trustee includes its respective successors in title and permitted assignees;

(ii)                                  a “person” includes any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns;

(iii)                               a “company” shall be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established;

(iv)                              a Clause, sub-Clause, Paragraph, Sub-Paragraph, or Schedule, unless otherwise specified, is a reference to a Clause, sub Clause, Paragraph, Sub Paragraph of or Schedule to this Deed;

(v)                                 writing or similar expressions includes, unless otherwise specified, transmission by facsimile but excludes email;

(vi)                              the singular includes the plural and vice versa and references to one gender includes all genders;

(vii)                           “day” or a “Business Day” shall mean a period of twenty-four (24) hours running from midnight to midnight;

(viii)                        a “month” shall mean a calendar month;

(ix)                              times are to time in Ireland; and

(x)                                 any other document referred to in this Deed is a reference to that document as amended, varied, novated or supplemented at any time;

(b)                                 a reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(i)                                     any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(ii)                                  any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)                               any statute or statutory provision which modifies, consolidates, re- enacts or supersedes it;

(c)                                  any phrase introduced by the terms including, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3                               The table of contents and headings in this Deed are inserted for convenience only. They are to be ignored in the interpretation of this Deed.

1.4                               Words importing the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine or neutral gender.

2.                                     Effective Time

2.1                               This Deed shall be effective immediately upon the transfer of the Sale Stock to the Company pursuant to the terms of the Stock Purchase Agreement (the “Effective Time”).

2.2                               This Deed shall terminate on the Amendment Date.  Upon such termination, the Company and the Trustee shall (except for any rights, entitlements, liabilities or interests of the Bank arising under this Deed before or in relation to such termination) be released from their obligations under this Deed, provided that Clauses 8, 12, 14, 15, 16, 17, 19, 20, 21, 22, 23 and 24, shall survive such termination and remain in full force and effect in relation to the Company only and Clause 9 shall be read accordingly.

3.                                      Redemption and Purchase Amount Waiver

3.1                               Without prejudice to Clause 3.5 and Schedule 5, in respect of each unit of Relevant Stock:

(a)                                 the Company irrevocably waives all rights, claims, interests and entitlements to any redemption monies from the Bank in excess of €1.00 per unit of Relevant Stock in respect of any redemption of 2009 Preference Stock by the Bank whether arising before, on or after the fifth anniversary of the 2009 Issue Date;

(b)                                 the Company irrevocably waives all rights, claims, interests and entitlements to any purchase monies in excess of €1.00 per unit of Relevant Stock in respect of any purchase of the 2009 Preference Stock by the Bank or any subsidiary of the Bank whether arising before, on or after the fifth anniversary of the 2009 Issue Date;

(c)                                  without limitation or prejudice to Clause 3.1(a) and (b), the Company irrevocably consents and agrees that at all times prior to the Amendment Date the rights in respect of each unit of Relevant Stock shall be treated and qualified for all purposes as if the Amendment was in full force and effect and the Company irrevocably waives all rights, claims, interests and entitlements in respect of Relevant Stock arising during the period prior to the Amendment Date that would be terminated or extinguished upon the Amendment taking full force and effect;

(d)                                 the Company irrevocably consents and agrees that it shall have no right, claim, interest or entitlement pursuant to the Bye-Laws or otherwise, including pursuant to Bye-Laws 6(I)(5) or 40(e) both prior and subsequent to the Amendment Date, in respect of the rights, claims, interests and entitlements waived pursuant to Clause 3.1(a), (b) and (c).

3.2                               Without limitation to or prejudice to Clause 3.1, in the event that for any reason the Company from time to time receives or otherwise becomes entitled to an amount in excess of €1.00 per unit of Relevant Stock upon the redemption of such Relevant Stock by the Bank or the purchase of such Relevant Stock by the Bank or a subsidiary of the Bank (such amount in excess of €1.00 being an “Excess Entitlement”), the Company irrevocably undertakes to waive the Excess Entitlement where the Company becomes so entitled and/or to repay and/or to procure the repayment to the Bank of an amount equal to such Excess Entitlement, provided that nothing in this Clause 3.2 shall prejudice the Trustee’s obligations in relation to the priority as to payments set out in Condition 6 of the Notes and the Trustee’s obligation under this Clause 3.2 shall be subject to the Company and/or the Trustee still being in possession of such Excess Entitlement and the Trustee being able to identify such Excess Entitlement.

3.3                               The Company irrevocably authorises the Bank to set-off the amount of any Excess Entitlement received by the Company against any other amounts payable by the Bank to the Company from time to time in respect of the Relevant Stock from time to time (whether redemption monies, purchase monies, dividends, distributions or otherwise).

3.4                               Nothing in Clause 3.1 shall prejudice or limit the obligation of the Bank to pay the portion of the 2009 Preference Stock Dividend which shall have accrued on the units of the Relevant Stock to be redeemed or purchased by the Bank or its subsidiaries up to the date of redemption or purchase, or, at the option of the Bank in accordance with the Bye-Laws, to issue 2009 Bonus Stock in respect of which issue rights have accrued on the units of the Relevant Stock to be redeemed by the Bank or purchased by the Bank or its subsidiaries up to the date of redemption or purchase, provided that nothing in this Clause 3.4 shall prejudice or limit the Bank’s rights of set-off under Clause 3.3 or otherwise arising in connection with this Deed.

3.5                               In the event of a Note Cancellation Event, the Company hereby agrees that the provisions of Schedule 5 shall apply.

4.                                      Consent to Non-Equivalent Redemptions or Purchases

4.1                               The Company irrevocably consents to the redemption by the Bank and/or purchase by the Bank or a subsidiary of the Bank of units of 2009 Preference Stock (if any) held by persons other than the Company or any permitted transferee of the Company (the “Other Stock”) including, but not limited to in the circumstances where the Bank or a subsidiary of the Bank, as applicable, does not redeem and/or purchase (or offer to redeem and/or purchase):

(a)                                 some or all of the Relevant Stock on equivalent terms;

(b)                                 any of the Relevant Stock at all;

(c)                                  the Relevant Stock in the same proportion as the Other Stock is to be redeemed or purchased relative to the relevant holder’s total holding of such stock; and/or

(d)                                 the Relevant Stock at a redemption or purchase price that is the same as that applicable to the Other Stock,

and the Company irrevocably waives all rights, claims, interests and entitlements to participate in a redemption and/or purchase on the same terms or on the same basis as that made or effected in respect of the Other Stock.

4.2                               The Company irrevocably consents to the redemption and/or purchase by the Bank or a subsidiary of the Bank of units of Relevant Stock, including in the circumstances where the Bank or a subsidiary of the Bank, as applicable, does not redeem and/or purchase (or offer to redeem or purchase):

(a)                                 some or all of the Other Stock on equivalent terms;

(b)                                 any of the Other Stock at all;

(c)                                  the Other Stock in the same proportion as the Relevant Stock is to be redeemed or purchased relative to the relevant holder’s total holding of such stock; and/or

(d)                                 the Other Stock at a redemption or purchase price that is the same as that applicable to the Relevant Stock,

and the Company irrevocably waives all rights, claims, interests and entitlements to decline to participate in a redemption and/or purchase where the same redemption or purchase or the same basis of redemption or purchase is not effected in respect of the Other Stock.

5.                                      Consent to Variation of Rights

5.1                               Without limitation or prejudice to Clause 3, the Company irrevocably consents to the Amendment and to the variation, alteration and abrogation of the rights attaching to the 2009 Preference Stock set out in the Amendment for all purposes and acknowledges that this Deed constitutes its written consent for the purposes of Bye-Law 6(H) and Bye-Law 8 and for the purposes of the Companies Acts to the extent applicable to the Bank from time to time, subject only to acceptance of such consent by the court of directors of the Bank, which the court of directors may do at its sole and absolute discretion (and at any time).

5.2                               The Company irrevocably appoints each director and/or the secretary of the Bank, severally, as the Company’s proxy to vote on the Company’s behalf at any class meeting or general court of the Bank (at which the Company is entitled to vote) convened for the purposes of or in connection with the Class Consent and/or the Bye-Laws Amendment, in each case with the irrevocable authority to cast any vote at any such class meeting or general court in favour of the Class Consent and/or the Bye-Laws Amendment.

5.3                               The Company shall not without the prior written consent of the Bank:

(a)                                 attend, vote at or execute any proxy or power of attorney (save those set out in this Deed) in respect of any class meeting or general court of the Bank convened for the purposes of, affecting or in connection with the Class Consent and/or the Bye-Laws Amendment and/or any variation, alteration or abrogation of the rights attaching to the 2009 Preference Stock from time to time; and/or

(b)                                 issue any consent to the variation, alteration or abrogation of the rights attaching to the 2009 Preference Stock from time to time.

6.                                      Limitations on Transfer

6.1                               The Company shall not sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of the Relevant Stock or any interest (whether legal, beneficial, derivative or otherwise) in the Relevant Stock nor enter into any agreement or arrangement to do any of such things in respect of the Relevant Stock or any interest in the Relevant Stock (each a “Transfer Event”), save:

(a)                                 for the charge created pursuant to the Deed of Charge; or

(b)                                 following a redemption of the Notes in accordance with Condition 10.1 of the Notes  (Redemption in relation to the Acquired Preference Stock) (disregarding any amendment, variation or addition made to the terms of the Notes after the date of this Deed); or

(c)                                  following the occurrence of an Event of Default (as such term is defined in Condition 14.1 of the Notes (disregarding any amendment, variation or addition made to the terms of the Notes after the date of this Deed)); or

(d)                                 a transfer by the Company of the Relevant Stock to a substitute company in accordance with Condition 12.2 or Condition 19 of the Notes (disregarding any amendment, variation or addition made to the terms of the Notes after the date of this Deed); or

(e)                                  for a delivery by or on behalf of the Company of Note Cancellation Event Stock to any Bank Group Member by any means (including but not limited to by way of redemption or purchase by the Bank itself) at the election of such Bank Group Member pursuant to Condition 10.4 of the Notes; or

(f)                                   with the prior written consent of the Bank.

6.2                               Where a Transfer Event is permitted under Clause 6.1, the Company shall procure that, in respect of any Transfer Event (other than a Transfer Event pursuant to Clause 6.1(e)) which is to take place prior to the Amendment Date:

(a)                                 at least 5 Business Days, or in the case of the Trustee as soon as reasonably practicable and in any event at least one Business Day, prior to such proposed Transfer Event:

(i)                                     the Bank shall be notified of such proposed Transfer Event;

(ii)                                  the proposed transferee or holder of an interest in respect of the Transfer Event shall be provided with a full copy of this Deed and any Deeds of Adherence in its possession executed by the relevant transferor or holder of such interest in respect of the entirety of such interest, with a copy of the correspondence in its possession enclosing such deeds being given to the Bank, provided that a failure to deliver such documents will not of itself render the Deed of Adherence ineffective; and

(b)                                 prior to and as a condition to the completion of any such Transfer Event, the proposed transferee or holder of an interest in respect of the Transfer Event shall execute a Deed of Adherence and deliver such a Deed of Adherence to the Bank in respect of the entire interest in the Relevant Stock acquired by the transferee.

6.3                               The Company irrevocably acknowledges and consents that the Bank may, at its absolute discretion:

(a)                                 note beside each entry in the register of stockholders of the Bank relating to the Relevant Stock held by the Company from time to time the existence of this Deed;

(b)                                 note the existence of this Deed and any details of this Deed considered by the Bank to be relevant on any stock certificate issued by the Bank in respect of Relevant Stock; and

(c)                                  decline to register any transfer of Relevant Stock where the proposed transfer is not in compliance with this Clause 6 or the Company is otherwise in breach of this Deed.

6.4                               The Company irrevocably waives all rights, claims, interests and entitlements to the registration of a transfer of Relevant Stock held by the Company from time to time where such registration is in respect of a transfer occurring prior to the Amendment Date that is not in compliance with this Clause 6.

6.5                               Provided that any transferor of any units of Relevant Stock occurring prior to the Amendment Date has complied in full with the provisions of this Clause 6 in respect of such transfer, it will be released from its obligations under this Deed in respect of such units of Relevant Stock and such obligations will be deemed to have transferred to the transferee of such Relevant Stock, but for the avoidance of doubt, such transferor shall remain subject to this Deed in respect of the balance of its holding of Relevant Stock and any additional units of Relevant Stock which it holds from time to time.

7.                                      Terms of Notes

The Company warrants and represents that the terms of the Notes shall be as set out in Schedule 2 and that the Company shall procure that there shall be no amendment, variation, abrogation, substitution of, addition to or waiver of the Notes save with each of:

7.1                               the prior written consent of the Bank; and

7.2                               either the prior written consent of the Trustee or the approval of the holders of the Notes acting by way of an extraordinary resolution pursuant to the terms of the Notes.

8.                                      Power of Attorney

8.1                               The Company irrevocably appoints the Bank and/or any director and/or secretary of the Bank from time to time, severally, to be the Company’s true and lawful attorney (the “Attorney”) and in the Company’s name and on the Company’s behalf and for the Company’s benefit to sign, seal, execute and deliver as the Company’s act and deed any deed or agreement or document of whatever nature in relation to or for the purpose of the performance of any of the Company’s obligations under this Deed or, for giving full effect to this Deed and securing to the Bank the full benefit of the rights, powers and remedies conferred upon the Bank in or by this Deed, or without limitation to the generality of the foregoing:

(a)                                 the execution of any forms of proxy in connection with the Class Consent or the Bye-Laws Amendment;

(b)                                 the issuing of any documentation under Clause 6.2(a)(ii) from time to time;

(c)                                  the recovery of any Excess Entitlement from any person; and

(d)                                 the execution of any documentation required in respect of the delivery by any means (including but not limited to by way of redemption or purchase by the Bank itself) of Note Cancellation Event Stock in accordance with Condition 10.4 of the Notes.

and to do all such other lawful acts and things whatsoever as the Attorney thinks necessary, proper or expedient for the purposes set out in this Clause 8 and as effectually to all intents and purposes whatsoever as the Company might itself do, provided that nothing in this Clause 8.1 shall authorise any Attorney to execute any amendments to Clause 3.1(a), (b) or (c) or to Schedule 5 of this Deed without the prior consent of each of the Company and the Trustee or to execute any other amendments to this Deed which are materially prejudicial to the Company.

8.2                               The Company undertakes to ratify and confirm whatever the Attorney does or purports to do in good faith in the exercise of any power confirmed by the power of attorney granted pursuant to this Clause 8.

8.3                               The power of attorney granted pursuant to this Clause 8:

(a)                                 is given by way of security to secure the Company’s obligations under this Deed;

(b)                                 shall be conclusive and binding upon the Attorney, and no person, body corporate or firm having dealings with the Attorney under the power of attorney shall be under any obligation to make enquiries as to whether or not the power of attorney has been revoked; and

(c)                                  shall be irrevocable.

9.                                      Covenant of the Trustee

9.1                               The Trustee hereby irrevocably covenants with the Bank that it shall, in exercising any of its rights pursuant to the Deed of Charge following enforcement of the security created by the Deed of Charge:

(a)                                 subject to Clause 2.2, perform and be bound by all the terms of this Deed, with the exception of Clause 3.5, Clause 5.3, the words “The Company warrants and represents that the terms of the Notes shall be as set out in Schedule 2 and that” contained in Clause 7 (but for the avoidance of doubt the Trustee shall perform and be bound by the rest of Clause 7), Clauses 8, 12, 13.1(c), , the words “and assuming due authorisation, execution and delivery by the other parties thereto, if any, constitute, or will constitute when executed, valid and binding obligations of the Company enforceable against it in accordance with their terms” contained in Clause 13.1(d) (but for the avoidance of doubt the Trustee shall perform and be bound by the rest of Clause 13.1(d)), Clauses 13.1(e), 13.1(f), 20 and 22 and Schedule 5 as if each reference to the “Company” in this Deed were a reference in addition to the Trustee; and

(b)                                 without limiting the foregoing, ensure that, following enforcement by the Trustee of the security created by the Deed of Charge, any transfer of Relevant Stock by the Trustee and/or the Company at the direction of the Trustee will (where such transfer is to take place prior to the Amendment Date) be subject to the relevant transferee executing a Deed of Adherence in relation to the units of Relevant Stock to be acquired by it.

9.2                               The Trustee hereby covenants with the Bank that it shall comply with Condition 20.2 of the Notes in respect of any modification of the Notes.

10.                               Irrevocable Intent

10.1                        Without prejudice to Clauses 2.2 and 9, this Deed is irrevocably entered into by the Company and each obligation, waiver, covenant, undertaking, warranty, representation and covenant of or granted by the Company in this Deed is irrevocable whether or not expressed as such in the relevant Clause.

10.2                        Without prejudice to Clause 2.2, this Deed shall not be capable of amendment, repudiation, revocation or variation without the prior written consent of the Bank and in the case of Clause 3.1(a), (b) and (c), the Bank and the Company.

11.                               Third Parties

Without prejudice or limitation to Clause 6, this Deed shall be binding on each successor in title or permitted assign of the Company, including any subsequent holder of any units of Relevant Stock at any time and the Company shall take and/or procure all such actions necessary to give full effect to this Clause 11.

12.                               Indemnity

The Company agrees to fully and effectively indemnify and hold harmless the Bank and each member of the Group and each Attorney from and against any and all losses or claims whatsoever, as incurred (and whether or not the relevant losses or claims are suffered or incurred or arise in respect of circumstances or events existing or occurring before, on or after the date of this Deed) if such losses or claims arise, directly or indirectly, out of, or are attributable to, or connected with, anything done or omitted to be done by any person (including by the Bank) in connection with this Deed, including but not limited to:

(a)                                 any and all losses or claims whatsoever, as incurred, arising out of any breach or alleged breach by the Company of any of its obligations, including any of the warranties, representations, waivers, covenants, undertakings set out in this Deed or any other document related to this Deed (or any amendment or supplement to any of them);

(b)                                 the exercise of any power of attorney granted under this Deed; and/or

(c)                                  any payment by the Bank of, or any claim by any person for, any Excess Entitlement.

13.                               Representations and Warranties

13.1                        The Company represents and warrants to the Bank that:

(a)                                 it is (i) a natural person; or (ii) an entity duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)                                 it has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under this Deed and all the documents referred to in this Deed;

(c)                                  it has the legal right and full power and authority to carry on its business and activities as currently being carried on and is duly qualified to do business in the jurisdictions in which the transaction of its business makes such qualification necessary;

(d)                                 this Deed and the other documents to be entered into by the Company in connection with this Deed have been or will be duly authorised, executed and delivered on behalf of the Company and assuming due authorisation, execution and delivery by the other parties thereto, if any, constitute, or will constitute when executed, valid and binding obligations of the Company enforceable against it in accordance with their terms;

(e)                                  the execution of this Deed and the performance of the Company’s obligations thereunder and under any document connected with this Deed:

(i)                                     will not:

(A)                               breach or constitute default under any agreements to which the Company is a party or by which the Company, or its assets or properties are bound; and/or

(B)                               breach any applicable laws and regulations of any government, governmental body or court; and/or

(C)                               breach the Company’s memorandum and articles of association or other applicable constitutional documents, regulations or bye-laws from time to time;

(f)                                   it will comply in full with its obligations under this Deed with effect from the Effective Time.

13.2                        The representations and warranties in Clause 13.1 are given as at the date of this Deed and shall be deemed to be repeated:

(a)                                 at the Effective Time;

(b)                                 as at the date of the acquisition by the Company of any units of Relevant Stock; and

(c)                                  each day that the Company holds any Relevant Stock,

by reference to the facts and circumstances then existing.

14.                               Adequacy of Damages

Without prejudice to any other rights or remedies that the Bank may have, the Company agrees that damages would not be an adequate remedy for any breach by it of this Deed and that accordingly the Bank shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this Deed.

15.                               Remedies and Waivers

15.1                        No delay or omission by the Bank in exercising any right, power or remedy provided by law or under this Deed shall:

(a)                                 affect that right, power or remedy; or

(b)                                 operate as a waiver of it.

15.2                        The exercise or partial exercise of any right, power or remedy provided by law or under this Deed shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

15.3                        The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by law.

16.                               Severability

16.1                        If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(a)                                 the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed.

16.2                        If any invalid, unenforceable or illegal provision of this Deed would be valid, enforceable and legal if some part of it were deleted, the parties shall negotiate in good faith to amend such provision such that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the parties’ original commercial intention.

17.                               No Partnership

Nothing in this Deed and no action taken by the Company and/or the Bank pursuant to this Deed shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between the Company and the Bank.

18.                               Time of Essence

Time is of the essence as regards every obligation of the Company under this Deed.

19.                               Notices

19.1                        Any notice or other communication under this Deed shall only be effective if it is in writing and in English or accompanied by a properly prepared translation into English.

19.2                        Any notice or other communication given or made under this Deed shall be addressed as provided in Clause 19.3 and, if so addressed, shall, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

(a)                                 if sent by personal delivery, on delivery at the address of the relevant party;

(b)                                 if sent by commercial courier, on the date and at the time of signature of the courier’s receipt;

(c)                                  if sent by pre-paid post, two clear Business Days after the date of posting; or

(d)                                 if sent by electronic mail, at the time of receipt.

19.3                        The relevant notice details are:

Title of recipient	Address	Fax	For the attention of
Baggot Securities Limited	5 Harbourmaster Place IFSC, Dublin 1	+353 1 6806050	The Directors

The Governor and Company of the Bank of Ireland	40, Mespil Road, Dublin 4, Ireland	+353 7662 34789	The Group Secretary

Deutsche Trustee Company Limited	Winchester House, 1 Great Winchester Street, London EC2N 2DB	+44 207 547 6149	TAS (Debt and Agency Services)

19.4                        The Company may notify the Bank of a change to its notice details.  That notification shall only be effective on:

(a)                                 any effective date specified in the notification; or

(b)                                 if no effective date is specified or the effective date specified is less than five (5) clear Business Days after the date when notice is received, the date falling five (5) clear Business Days after the notification has been received.

20.                               Further Assurance

The Company shall, from time to time on request and at its own expense, do and execute or procure to be done and executed all necessary acts, deeds, documents and things in a form satisfactory to the Bank which the Bank may consider necessary for giving full effect to this Deed and securing to the Bank the full benefit of the rights, powers and remedies conferred upon the Bank by the Company in or by this Deed.

21.                               Variation

This Deed may only be varied in accordance with Clause 10.2 and any such variation shall be in writing (excluding electronic methods of writing) and signed by the Company.

22.                               Limited recourse and no petition

22.1                        Subject always to Clause 22.2 (which shall prevail over any contradictory provision in this Agreement) but notwithstanding anything else to the contrary in this Agreement, in respect of any payment obligation of the Company or any damages awarded for breach of any obligation hereunder arising from Clause 12 (an “Indemnity Claim”), the Bank’s recourse against the Company shall be limited to the unsecured assets of the Company (if any) available at the relevant time to satisfy such Indemnity Claim and, subject to and without prejudice to Clause 22.2, any such Indemnity Claim shall, following application of the Company’s unsecured assets (if any) towards such Indemnity Claim, be extinguished. The Bank, in relation to any Indemnity Claim, shall not threaten, institute, or join any person in instituting any Insolvency Proceedings (provided that nothing herein shall prevent the Bank from proving in any liquidation of the Company arising otherwise than as a result of a breach of this Clause 22).

22.2                        Nothing in this Clause 22 shall limit or prejudice the Bank’s right of set-off, whether arising under Clause 3.3 or otherwise, or to make any claim against the Company settlement of which may be funded in whole or in part pursuant to such rights of set-off.

22.3                        The provisions of this Clause 22 shall survive the termination of this Agreement.

23.                               Assignment

The Bank may at any time assign all or any part of the benefit of, or its rights or benefits under, this Deed.

24.                               Governing Law and Jurisdiction

24.1                        This Deed and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland.

24.2                        The Courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).  Any proceedings, suit or action arising out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims) shall therefore be brought in the courts of Ireland.

SCHEDULE 1

AMENDMENT TO THE RIGHTS OF THE 2009 PREFERENCE STOCK

The rights attaching to the 2009 Preference Stock shall be amended by:

1.             The deletion of Bye-Law 6(I)(5) and the insertion in its place of the following:

“(5)         Redemption

(a)           The 2009 Preference Stock shall, subject to the provisions of the Companies Acts 1963 to 2006 (in so far as they apply to the Bank) and the consent of the Financial Regulator, be redeemable in whole or in part, at any time, at the option of the Bank in accordance with Bye-Law 6(D) from:

(i)            profits available for distribution; and/or

(ii)           the proceeds of an issue of stock or other securities which, under the regulatory framework then applicable to the Bank, would constitute core tier 1 capital (within the meaning of the Financial Regulator’s requirements at such time), or its equivalent, at least equal to the amount proposed to be paid on the redemption of the 2009 Preference Stock utilising such profits and/or proceeds, as the case may be.

(b)           The Bank shall be required to redeem all of the 2009 Preference Stock in accordance with paragraph (5)(a) of this Bye-Law in the event that the number of units of 2009 Preference Stock in issue falls below 35,000,000 units of €0.01 each.

(c)           Each unit of 2009 Preference Stock that the Bank proposes to redeem shall be redeemable at a price per unit equal to the amount paid on subscription (including premium).  On the redemption of units of the 2009 Preference Stock the Bank shall pay the proportion of the relevant 2009 Preference Dividend which shall have accrued on the units of 2009 Preference Stock to be redeemed up to the date of redemption or, at the option of the Bank in accordance with these Bye-Laws, the Bank shall issue the 2009 Bonus Stock in respect of which issue rights have accrued on the units of the 2009 Preference Stock to be redeemed up to the date of redemption. No other premium or dividend (including 2009 Preference Dividend or part thereof) shall be paid on any redemption of the 2009 Preference Stock.

(d)           The Bank shall give to the holders of the 2009 Preference Stock to be redeemed not less than 30 days’ and not more than 60 days’ notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates (or other title document) for such 2009 Preference Stock are to be presented for redemption and upon such date each of such holders shall deliver to the Bank at such place the certificates (or other title document) for such of the 2009 Preference Stock as is held by such holder which is due to be redeemed. Upon such delivery, or, if earlier, the date of expiry of the redemption notice issued by the Bank as aforesaid, the Bank shall pay to such holder the amount due to him in respect of such redemption and shall (as appropriate) cancel any certificates so delivered. If any such certificate includes any 2009 Preference Stock not redeemable on that occasion, a fresh certificate for such stock shall be issued to the holder, without charge, upon cancellation of the existing certificate.

(e)           The receipt of the registered holder for the time being of any 2009 Preference Stock or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge to the Bank in respect thereof.

(f)            Upon the redemption of any 2009 Preference Stock, the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Bye-Law) consolidate and divide and/or sub-divide the authorised stock capital existing as a consequence of such redemption into stock of any other class of stock capital into which the authorised stock capital of the Bank is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the 2009 Preference Stock so redeemed or into unclassified stocks of the same nominal amount and in the same currency as the 2009 Preference Stock so redeemed.

(g)           The 2009 Preference Stock shall not be redeemable at the option of the holders of such stock.

(h)           In the event of a conflict or ambiguity between the terms of this Bye-Law 6(I)(5) and Bye-Law 6(D), this Bye-Law 6(I)(5) shall prevail, provided that, for the avoidance of doubt, Bye-Laws 6(D)(3), 6(D)(5) and 6(D)(6) shall apply to the 2009 Preference Stock.

(i)            The consent of the holders of the 2009 Preference Stock shall not be required in respect of any redemption of any units of the 2009 Preference Stock.

(j)            The Directors shall be entitled to select which units of 2009 Preference Stock it wishes to redeem at its sole discretion.  The Directors shall not be required to select the stock to be redeemed on a pro rata basis or in any particular manner as between the holders of stock of the same class or as between the holders of stock of different classes or in accordance with the rights as to dividends or capital attached to any class of stock. Without prejudice to the generality of the discretion of the Directors’ referred to within this Bye-Law 6(I)(5), the Directors may redeem the 2009 Preference Stock in circumstances including, but not limited to, where the Bank or a subsidiary of the Bank, as applicable, does not redeem (or offer to redeem):

(i)            some or all of the 2009 Preference Stock on equivalent terms; or

(ii)           any 2009 Preference Stock held by a particular holder at all; or

(iii)          all units of 2009 Preference Stock in the same proportion as is to be redeemed relative to each holder’s total holding of such stock; or

(iv)          all units of 2009 Preference Stock at the same redemption price,

and the holders of 2009 Preference Stock shall have no rights, claims, interests or entitlements to participate in a redemption on the same terms or on the same basis as that made or effected in respect of any particular units of 2009 Preference Stock.

2.             The deletion of Bye-Law 40(e) and the insertion in its place of the following:

“(e)”           The Bank may purchase the 2009 Preference Stock in accordance with a resolution approved for the purpose of sections 213 and/or 214 of the Companies Act 1990 at the Extraordinary General Court on or around 27 March 2009 and further approved at the Extraordinary General Court of the Bank held on or around [ • ].  The consent of the holders of the 2009 Preference Stock shall not be required in respect of any purchase by the Bank of any units of the 2009 Preference Stock. The Directors shall be entitled to select the stock to be purchased at their sole discretion. The Directors shall not be required to select the stock to be purchased on a pro rata basis or in any particular manner as between the holders of stock of the same class or as between the holders of stock of different classes or in accordance with the rights as to dividends or capital attached to any class of stock and without prejudice to the generality of the discretion referred to within this Bye-Law 40(e), the Bank may purchase the 2009 Preference Stock in circumstances including, but not limited to, where the Bank or a subsidiary of the Bank, as applicable, does not purchase (or offer to purchase):

(i)            some or all of the 2009 Preference Stock on equivalent terms; or

(ii)           any 2009 Preference Stock held by a particular holder at all; or

(iii)          all units of 2009 Preference Stock in the same proportion as is to be purchased relative to each holder’s total holding of such stock; or

(iv)          all units of 2009 Preference Stock at the same purchase price,

and the holders of 2009 Preference Stock shall have no rights, claims, interests or entitlements to participate in a purchase on the same terms or on the same basis as that made or effected in respect of any particular units of 2009 Preference Stock.  Each unit of the 2009 Preference Stock that the Bank proposes to purchase in accordance with such authority shall be purchased at a price per unit equal to 100 per cent. the amount paid on subscription (including premium).  On the purchase of units of the 2009 Preference Stock the Bank shall pay the proportion of the relevant 2009 Preference Dividend which shall have accrued on the units of 2009 Preference Stock to be purchased up to the date of purchase or, at the option of the Bank in accordance with the these Bye-Laws, the Bank shall issue the 2009 Bonus Stock in respect of which issue rights have accrued on the units of the 2009 Preference Stock to be purchased up to the date of purchase. No other premium or dividend (including 2009 Preference Dividend or part thereof) shall be paid on any purchase of the 2009 Preference Stock.  The terms of the purchase of 2009 Preference Stock set out in this Bye-Law were approved for the purposes of Sections 213 and 214 of the Companies Act 1990 at the Extraordinary General Court of the Bank held on or around 27 March 2009 and further approved at the Extraordinary General Court of the Bank held on or around [ • ] 2013.

SCHEDULE 2

TERMS OF THE NOTES

Purchase Agreement

SCHEDULE 3

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [ • ]

BY:[ • ]

in favour of the Governor and Company of the Bank of Ireland (the “Bank”) and is supplemental to the Deed of Irrevocable Waiver, Consent, Covenant and Undertaking dated [ • ] 2013 of Baggot Securities Limited and Deutsche Trustee Company Limited in favour of The Governor and Company of the Bank of Ireland (the “Deed”).

[ • ] UNDERTAKES AS FOLLOWS:

1.             Further to the [description of Transfer Event which gives rise to the requirement for the Deed of Adherence], between [ • ] and [ • ] of even date hereof, [ • ] confirms that it has read a copy of the Deed and covenants with the Bank to perform and be bound by all the terms of the Deed as if it was a deed made by [ • ] and each reference to the “Company” in the Deed were a reference [in addition] to [•]

2.             This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with Irish law.

IN WITNESS whereof this deed has been executed by [ • ] by way of deed poll and is intended to be and is hereby delivered on the date first above written.

[GIVEN under the common seal of

[ • ]

and DELIVERED as a DEED

Director

Director/Company Secretary]

[SIGNED AND DELIVERED as a deed
by [ • ]
in the presence of:

(Signature of Witness):

(Name of Witness):

(Address of Witness):

(Occupation of Witness):]

SCHEDULE 4

DEED OF CHARGE

SCHEDULE 5

NOTE CANCELLATION EVENT

In the event that the Bank issues a notice in writing to the Company of the occurrence of a Note Cancellation Event in accordance with Condition 10.4 of the conditions of the Notes (a “Notice of Note Cancellation”), the following provisions shall apply:

1.             The Company agrees that the Bank may elect that the delivery of the Note Cancellation Event Stock will be effected by any means determined by the Bank, including but not limited to by way of redemption or purchase by the Bank itself, or purchase by another Bank Group Member and the method of delivery shall be specified in the Notice of Note Cancellation.

2.             In respect of each unit of Note Cancellation Event Stock:

2.1          the Company irrevocably waives all rights, claims, interests and entitlements to:

(a)           any and all redemption monies from the Bank arising under the Bye-Laws, including Bye-Law 6(I)(5) or otherwise;

(b)           any and all purchase monies arising under the Bye-Laws, including Bye-Law 40(e) or otherwise;

(c)           the proportion (if any) of relevant dividend on such Note Cancellation Event Stock which shall have accrued (but not yet been paid) on such Note Cancellation Event Stock up to the date of delivery of such units of the Note Cancellation Event Stock, arising under the Bye-Laws, including under Bye-Law 6(I)(5)(c) or Bye-Law 6(I)(5)(d), or otherwise; and

(d)           any rights which have accrued on such Note Cancellation Event Stock up to the date of delivery of such units of Note Cancellation Event Stock in respect of the issue of any units of 2009 Bonus Stock, arising under the Bye-Laws, including under Bye-Law 6(I)(5)(c) or Bye-Law 6(I)(5)(d), or otherwise,

(together the “Note Cancellation Event Proceeds”);

2.2          the Company irrevocably waives all rights, claims, interests and entitlements arising under the Bye-Laws, including Bye-Law 6(I)(5)(d), or otherwise to any notice in excess of 2 (two) Business Days of the date on which delivery of such units of Note Cancellation Event Stock is to be effected, provided that such notice is provided in writing by the Bank to the Company;

2.3          where the Bank elects that delivery of such Note Cancellation Event Stock will be effected by redemption of such Note Cancellation Event Stock without prejudice to paragraphs 2.1 and 2.2 of this Schedule 5, the Company irrevocably consents and agrees that the receipt by the Company of the Surrendered Notes shall constitute:

(a)           due receipt by the Company for monies payable on redemption thereof for the purpose of Bye-Law 6(I)(5)(e) and Bye-Law 6(D)(6); and

(b)           payment on redemption thereof for the purpose of section 207 of the Companies Act 1990;

2.4          the Company irrevocably undertakes to deliver to the Bank at its registered office, the certificates (or other title document) for such Note Cancellation Event Stock, such certificates to be received by the Bank on the date specified by the Bank in the Notice of Note Cancellation.

3.             Without prejudice to Clause 3 of this Deed, the Company irrevocably consents and agrees that it shall have no right, claim, interest or entitlement pursuant to the Bye-Laws or otherwise, including pursuant to Bye-Laws 6(D)(3), 6(D)(5), 6(D)(6), 6(I)(5) and 40(e) with effect from the date of the Notice of Note Cancellation Event in respect of the rights, claims, interests and entitlements waived pursuant to paragraph 2.1, paragraph 2.2 and paragraph 2.3 of this Schedule 5.

4.             Without limitation to or prejudice to paragraphs 2.1, 2.2 and 2.3 of this Schedule 5, in the event that for any reason the Company from time to time receives or otherwise becomes entitled to any Note Cancellation Event Proceeds, the Company:

4.1          irrevocably undertakes to waive the Note Cancellation Event Proceeds where the Company becomes so entitled; and

4.2          irrevocably consents and agrees to the payment by the Bank (at the election by the Bank) of an amount equal to such Note Cancellation Event Proceeds to the Bank or the Bank’s nominee.

5.             The Company irrevocably authorises the Bank to set-off the amount of any Note Cancellation Event Proceeds received by the Company in respect of Note Cancellation Event Stock against any other amounts payable by the Bank to the Company from time to time in respect of such Note Cancellation Event Stock (whether redemption monies, purchase monies, dividends, distributions or otherwise).

IN WITNESS OF WHICH this Deed has been executed and delivered by the Company and the Trustee by way of deed poll on the date written on page 3 of this Deed.

SIGNED AND DELIVERED as a DEED

for and on behalf of

BAGGOT SECURITIES LIMITED

by its duly authorised attorney

in the presence of

Witness’s signature:

Name:

Address:

The common seal of

DEUTSCHE TRUSTEE COMPANY LIMITED

was affixed to this Deed in the presence of:

Associate Director

Associate Director

SCHEDULE 1

WARRANTIES

(a)                                 that (i) the audited annual consolidated financial statements of the Group on Form 20-F for the year ended 31 December 2012 and (ii) the audited annual consolidated financial statements of the Company for the year ended 31 December 2012 were prepared in accordance with (and as disclosed in such financial statements) International Financial Reporting Standards (IFRS) and International Financial Reporting Interpretations Committee (IFRIC) interpretations as adopted by the European Union (EU) and with those parts of the Companies Acts, 1963 to 2012 applicable to companies reporting under IFRS, with the European Communities (Credit Institutions: Accounts) Regulations 1992 and with Asset Covered Securities Acts, 2001 to 2007, consistently applied throughout the periods involved and they give a true and fair view of the consolidated financial condition of the Group as at the date to which they were prepared (the relevant date) and of the results of the operations of the Group for the financial period ended on the relevant date and that there has been no material adverse change in the consolidated financial condition or prospects of the Group taken as a whole, since 30 June 2013 except as disclosed in the Preliminary Prospectus and (when issued and published) the Prospectus;

(b)                                 that (i) each of the Roadshow Materials, the Preliminary Prospectus Company Information and the Prospectus Company Information contains or, in the case of the Prospectus Company Information in the Prospectus, when issued and published will contain, all information which is material in the context of the issue of the Notes, the Preference Stock and the other Mortgaged Property, (ii) all statements of material fact included in the Preliminary Prospectus Company Information, the Roadshow Materials and the Prospectus Company Information are or, (in the case of the Prospectus Company Information in the Prospectus) when made, will be fairly presented and are true and accurate in all respects and are not or, (in the case of the Prospectus Company Information in the Prospectus) when made, will not be misleading in any respect (whether by omission or otherwise), (iii) each of the Preliminary Prospectus Company Information, the Prospectus Company Information (upon issue and publication thereof) and the Roadshow Materials does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and that the Company has made all reasonable enquiries to ascertain all facts material for the purposes aforesaid;

(c)                                  that (i) the Disclosure Package at the Time of Sale will contain or contained, all information which is material in the context of the issue of the Notes and (ii) the Disclosure Package, as of the Time of Sale, will not include or did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)                                 that the Prospectus Company Information, upon issue and publication, will contain all information required by Irish law and regulations and the Prospectus Directive and the rules and regulations of the Luxembourg Stock Exchange;

(e)                                  without prejudice to the generality of other warranties in this Schedule, each of the Preliminary Prospectus Company Information and the Prospectus Company Information contains or, in the case of the Prospectus Company Information in the Prospectus, when issued and published will contain (and any supplements thereto, when taken together with the Prospectus, will contain) all such information which investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and the Issuer and of the rights attaching to the Preference Stock and the Notes;

(f)                                   none of the Company, any of its Affiliates, or any person acting on its behalf (i) has taken, or (ii) will take during the period up to and including the end of the Restricted Period, directly or indirectly, any action designed to cause or result in, or that has constituted or will result in, the stabilisation in violation of applicable laws or manipulation in violation of applicable laws of the price of any security of the Company (whether under Irish, United States, United Kingdom, European Union or other applicable laws);

(g)                                  that the Company does not have any non-public information concerning the Company that is material or price sensitive in respect of the Preference Stock, the other Mortgaged Property and the Notes;

(h)                                 that the Company is a bank incorporated by Royal Charter and is validly existing with limited liability under the laws of Ireland and has the corporate power and authority to enter into this Agreement;

(i)                                     the execution, delivery and performance by the Company of this Agreement, the Preference Stock and all other agreements entered or to be entered into by the Company in connection with the Preference Stock and the issue of the Notes and the consummation of the other transactions contemplated in this Agreement and such other agreements by the Company have been duly authorised by the Company and this Agreement, the Preference Stock and those other agreements will, (where applicable) when executed constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms under the laws of England and/or Ireland (as applicable) subject to (i) the laws of bankruptcy and other laws affecting the rights of creditors generally, (ii) general principles of equity (including the principle that equitable remedies are at the discretion of the court), (iii) the time barring of claims and (iv) the rule that obligations to bear the stamp duty liabilities of others may be void;

(j)                                    the execution and delivery of this Agreement and any other agreement entered into or to be entered into by the Company in connection with the issue of Notes and the performance of the terms of the Preference Stock, this Agreement and any other such agreement will not infringe any law or regulation of England and/or Ireland (as applicable) (including but not limited to the listing rules of the United Kingdom Listing Authority and of the Irish Stock Exchange, including the provisions of such rules relating to compliance with the model code) and are not contrary to the provisions of the constitutional documents of the Company (including its charter and Bye-Laws) and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Company is a party or by which the Company or its property is bound;

(k)                                 that the Preference Stock has been duly and validly issued and is fully paid, not subject to calls for further payments or otherwise assessable and free from all encumbrances;

(l)                                     on a winding up of the Company or other return of capital (other than a redemption of stock of any class in the capital of the Company) by the Company, the repayment of the capital paid up (including premium) on the Preference Stock to its holders:

(i)                                     shall rank pari passu with the repayment of the capital paid up (excluding premium) on the Ordinary Stock to the holders of Ordinary Stock;

(ii)                                  shall rank ahead of the 228,000,000,000 units of €0.01 Deferred Stock and ahead of the repayment of the premium (if any) paid up on the Ordinary Stock to the holders of the Ordinary Stock;

(iii)                               but shall rank behind all other classes of stock of the Company, including the other existing issued preference stock of the Company,

and the holders of the Preference Stock shall be entitled to receive in euro out of the surplus assets available for distribution to the Company’s members the repayment of the capital paid up on the Preference Stock (including premium), but shall not be entitled to any further or other participation in profits or assets of the Company without prejudice to Bye-Law 6(I)(2)(e);

(m)                             the Preference Stock is as described in Annex A: Description of the Acquired Preference Stock, the Preference Stock Purchase Agreement and the Waiver Deed of the Preliminary Prospectus and the Prospectus under the heading “Description of the Acquired Preference Stock, the Preference Stock Purchase Agreement and the Waiver Deed”, and all of the issued units of Preference Stock have been duly and validly authorised and issued, are fully paid and are not subject to calls for further payment or otherwise assessable and are free from all encumbrances;

(n)                                 that the Company is not insolvent or:

(i)                                     in liquidation, in provisional liquidation, under examinership or wound up or has had a receiver appointed to any part of its property;

(ii)                                  subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this Agreement);

(iii)                               has an application or order been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of sub-paragraphs (i) or (ii) above;

(iv)                              is otherwise unable to pay its debts as they fall due within the meaning of Section 214 of the Companies Act 1963 as if the figure of £1,000 in section 214(a) were replaced by €10,000,000 and excluding payment obligations arising in the ordinary course of the Company’s banking business;

(v)                                 has had an order made against it under Section 21 of the Central Bank Act, 1971;

(vi)                              so far as the Company is aware, has had an order or a proposed order made in respect of it under the CISA; or

(vii)                           has had anything having a substantially similar effect to (i) to (vi) (and for the avoidance of doubt in relation to (iv) replacing any de minimis threshold under any such law which is analogous to that set out in Section 214 of the Companies Act 1963 with €10,000,000) happen in connection with that person under the law of any jurisdiction;

(o)                                 that save as disclosed in the Preliminary Prospectus Company Information and the Prospectus Company Information, there are no governmental, legal or arbitration proceedings involving the Company or any subsidiary of the Company which may have or have had during the 12 months’ prior to the date this representation and warranty is made or (as the case may be) most recently deemed to be made a significant effect on the financial position or profitability of the Group taken as a whole nor, so far as the Company is aware, are any such proceedings pending or threatened involving the Company or any of its subsidiaries;

(p)                                 subject to compliance by the Joint Lead Managers with Clause 8 of this Agreement, that all consents, approvals, authorisations and orders of all regulatory authorities required by the Company in England and/or Ireland for or in connection with the issue of the Notes, the transfer of the Preference Stock to the Issuer, the issue, publication, distribution or filing (as the case may be) of the Roadshow Materials, the Preliminary Prospectus and the Prospectus and the entry into and performance of any other documents in connection with the Preference Stock or the issue of the Notes or the compliance by the Company with the provisions of this Agreement, Preference Stock and any other Contract to which the Company is a party and the Preference Stock have been obtained and are in full force and effect;

(q)                                 that neither the Company, any of its Affiliates, nor, to the knowledge of the Company, any person (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Company) acting on behalf of any of the foregoing persons has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) in the United States with respect to the Notes, and each of the foregoing persons has complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act;

(r)                                    that the Company, its Affiliates and, to the knowledge of the Company, any person (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Company) acting on its or their behalf has offered and sold, and will offer and sell, the Notes only (i) outside the United States to non U.S. Persons (as defined in Regulation S) in accordance with Rule 903 or 904 of Regulation S, or (ii) if, inside the United States or to U.S. Persons (as defined in Regulation S) outside the United States, only to persons reasonably believed to be QIB/QPs in accordance with Rule 144A;

(s)                                   that each of the Company, its Affiliates and, to the knowledge of the Company, any person acting on its or their behalf (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Company), has not taken any action that would require any authorisation, filing or registration of the Notes or the Preference Stock in the United States with any Federal or New York State governmental authority and has, to the best of the Company’s knowledge, complied with the selling restrictions provided for in this Agreement;

(t)                                    that the Reporting Accountants, which expressed its opinion with respect to (i) the amended annual consolidated financial statements (which term as used in this Agreement includes the accompanying notes to such financial statements) of the Company and the Group on Form 20-F for the year ended 31 December 2012 and (ii) the audited annual consolidated financial statements (which term as used in this Agreement includes the accompanying notes to such financial statements) of the Group for the year ended 31 December 2012, in each case incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board;

(u)                                 that the Notes have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified under any state securities or “Blue Sky” laws of the states of the United States;

(v)                                 the Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the Commission promulgated thereunder) including the rules relating to “disclosure controls and procedures” and “internal control over financial reporting”;

(w)                               that none of the Company, its Affiliates, nor, to the knowledge of the Company, any person (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Company) acting on any of their behalf has engaged or will engage in any form of “general solicitation” or “general advertising” (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Notes in or into the United

States or to or for the account or benefit of U.S. persons (as defined in Regulation S) or in any manner involving a “public offering” within the meaning of Section 4(a)(2) of the Securities Act and Section 3(c)(7) of the Investment Company Act;

(x)                                 that, as of the Closing Date, the Notes will not be (i) listed on a national securities exchange in the United States which is registered under Section 6 of the Exchange Act or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the rules under the Exchange Act) in the United States;

(y)                                 that the Company is not now, nor will it be as a result of the sale of the Notes, an “investment company”, or a company “controlled” by an “investment company” registered or required to be registered under the Investment Company Act (as such terms are used in the Investment Company Act);

(z)                                  that the Company has the power to submit and, pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted under the laws of Ireland to the jurisdiction of the courts of Ireland in any suit, action or proceeding against it arising out of or related to this Agreement (including any suit, action or proceeding relating to any non-contractual obligations arising out of or in connection with such agreements) and the Company has validly and irrevocably waived any objection to the venue of a proceeding in any such court; that the consent and submission by the Company to the jurisdiction of the Irish courts to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of, or in connection with, this Agreement, is valid under the laws of the Ireland and any political subdivision of any of them and will be recognised and given effect by the courts of Ireland;

(aa)                          that the choice of the laws of Ireland, as the governing law of this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement), is in each case a valid choice of law under the laws of Ireland, and any political subdivision of any of them and will be recognised and given effect by the Irish courts;

(bb)                          that neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Company), employee or Affiliate of the Company or any of its subsidiaries are currently subject to any U.S. sanctions administered by OFAC or any equivalent sanctions or measures imposed by the United Nations and/or the European Union and/or any other relevant governmental authority;

(cc)                            that neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent (other than the Banks or any of their respective Affiliates as to which no representation or covenant is made by the Company), employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery or anti-corruption law or regulation enacted in any jurisdiction including, without limitation, the FCPA or the UK Bribery Act 2010 (the “Anti-bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-bribery Laws and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the Anti-bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(dd)                          the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in Ireland and of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated; and

(ee)                            no event or circumstance exists, has occurred or arisen or so far as the Company is aware to the best of its knowledge and belief is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, termination of or a default or the acceleration or breach of any obligation under any agreement, instrument or arrangement to which any Group Member is a party or by which any such Group Member or any of its properties, revenues or assets are bound, in each case, to an extent which would, or could reasonably be expected, (singly or in aggregate) to give rise to a Material Adverse Effect;

(ff)                              all information provided by or on behalf of the Company to each Bank and/or the Reporting Accountants in connection with their due diligence enquiries or similar requests for information in connection with the Preference Stock and the issue of the Notes has been supplied in good faith, and such information was, when supplied and remains, true and accurate in all material respects and no further information has been withheld, the absence of which might reasonably be considered to make such information materially misleading or be material to such due diligence enquiries or requests for information; and

(gg)                            that as of the date of this Agreement, (i) the Company has not received notice of any intended or potential downgrading of the rating assigned to any of the Company’s (or any subsidiary of the Company’s) credit or debt by a ratings agency and has no knowledge from which it could reasonably expect such a downgrade to be threatened or to occur; and (ii) no ratings agency has placed the debt of the Company or any subsidiary of the Company on credit watch.

Appendix A

Euroclear Bank S.A./N.V. (“Euroclear”). The Issuer shall instruct Euroclear to take these or similar steps with respect to the Notes.

1.              3(c)(7) marker: The security name will reference “144A/3(c)(7)” in the Euroclear securities database. All Euroclear participants who settle 3(c)(7) securities in the Euroclear System will see that descriptor in the name field of 3(c)(7) securities in the form attached hereto as Appendix A-1.

2.              Settlement notice: Participants receive a daily securities balances report listing their positions in all securities held through Euroclear and a daily securities transaction report confirming settlement in all trades executed by the participant that day. In each report, securities will be listed by name, which will include “144A/3(c)(7)”. The 3(c)(7) restrictions will be further explained in the New Issues Acceptance Guide.

3.              User manual: The New Issues Acceptance Guide, Euroclear’s user manual for participants, will include a description of the Section 3(c)(7) restrictions in the form attached hereto as Appendix A-2. The manual is continually accessible to all Euroclear participants on the Euroclear web site (updated on a bi-monthly basis) and is also distributed monthly to Euroclear’s participants via CD-rom.

4.              Important notice: Euroclear will periodically (and at least annually) send to the Euroclear participants holding positions in 3(c)(7) securities an electronic “Important Notice” outlining the restrictions applicable to 3(c)(7) securities in the form attached hereto as Appendix A-3.

5.              List of participants: Euroclear will provide to the Issuer, upon its request, a list of all Euroclear participants holding positions in its 3(c)(7) securities so that the Issuer can periodically (and at least once per year) send a notice to all such participants outlining the restrictions applicable to 3(c)(7) securities in the form attached hereto as Appendix A-3.

6.              List of securities: Euroclear will also distribute monthly to all participants a list of all securities accepted within the securities’ database (updated on a bi-monthly basis). The 3(c)(7) marker will be included in the name of all 3(c)(7) securities. The 3(c)(7) restrictions will be explained in more detail in the New Issues Acceptance Guide.

Appendix A-1

Sample Euroclear security descriptor for Section 3(c)(7) / Rule 144A issue:

For a global corporate bond issued by [•] on [•] bearing interest at a rate of [•]%, payable on [•] each year and maturing in [•], issued and sold in reliance on Section 3(c)(7) of the U.S. Investment Company Act of 1940 and Rule 144A of the U.S. Securities Act of 1933:

Name filed: XYZ/144A/3C7 [ ] 0_/[ ]/0_

Appendix A-2

3(c)(7) Insert for Euroclear “New Issues Acceptance Guide”

“3c7”: Indicates the issuer of the security is relying on the exemption from the definition of “investment company” provided by Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Section 3(c)(7) requires that all holders of the outstanding securities of such an issuer (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons) are “qualified purchasers” (“QPs”), as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the issuer must have a “reasonable belief” that all holders of its outstanding securities (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons), including transferees, are QPs. Consequently, all sales and resales of the securities (or, in the case of non-U.S. issuers, all sales and resales in the United States or to U.S. Persons) must be made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), solely to purchasers that are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A and are also QPs (“QIB/QPs”). Each purchaser will also be deemed to represent that: (i) the purchaser is a QIB/QP; (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of securities; (vii) the purchaser understands that the issuer may receive a list of all participants holding positions in its securities from one or more book-entry depositaries; and (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees.

The charter, bylaws, organizational documents or securities issuance documents of an issuer relying on Section 3(c)(7) of the Investment Company Act and Rule 144A of the Securities Act with respect to an offering of securities typically provide that the issuer will have the right to (i) require any holder of securities (or, in the case of a non-U.S. issuer, any holder that is a U.S. Person) that is determined not to be both a QIB and a QP to sell the securities to a QIB that is also a QP or (ii) redeem any securities held by such a holder on specified terms. In addition, such an issuer typically has the right to refuse to register or otherwise honour a transfer of securities to a proposed transferee (or, in the case of a non-U.S. issuer, a proposed transferee that is a U.S. Person) that is not both a QIB and a QP. As used herein, the terms “United States” and “U.S. Person” have the meanings given such terms in Regulation S under the Securities Act.

Euroclear does not represent or warrant the accuracy of the information set forth above, and takes no responsibility for such information.

Appendix A-3

Form of Euroclear “Important Notice” for a Rule 144A/ Section 3(c)(7) issue:

EUROCLEAR

B#:	[number]
DATE:	[date]
TO:	ALL PARTICIPANTS
FROM:

(A) ISIN/Common Code
(B) Security Description
(C) Offer Amount
(D) Managing Underwriter
(E) Paying Agent
(F) Closing Date

Special Instructions

Euroclear has been informed by the Issuer and the [Distributor(s)/Agent(s)] that Participants are required to follow the instructions below:

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the €[1,300,000,000] [10.24] per cent. Perpetual Non-Cumulative Notes (the “Securities”) within the United States or to U.S. Persons may only be made in minimum denominations of €100,000 to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of Section 2(a)(51)(A) of the Investment Company Act. Each purchaser of Securities (1) represents to and agrees with the Issuer and the [Distributor(s)/Agent(s)] that [(A)]* (i) it is a QIB that is also a QP (a “QIB/QP”); (ii) the purchaser is not a broker-dealer that owns and invests in a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the Issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of Securities; (vii) the purchaser understands that the Issuer may receive a list of all participants holding positions in its securities from one or more book-entry depositaries, and that those participants may further disclose to the Issuer the names and positions of holders of its securities; and (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees; or (B) it is not a U.S. Person and is purchasing the Securities outside the United States and (2) acknowledges that the Issuer has not been registered under the Investment Company Act and the Securities have not been registered under the Securities Act and represents to and agrees with the Issuer and the Banks that, for so long as the Securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities in the United States or to a U.S. Person except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that these special instructions do not necessarily describe all of the transfer restrictions applicable to the Securities and that the Securities will bear a legend with respect to such transfer restrictions. Each purchaser should refer to “Transfer Restrictions” in the final prospectus relating to the Securities dated 5 December, 2013 for further information.

The securities issuance documents of the Issuer will give the Issuer the right to (i) require any holder of Securities that is a U.S. Person who is determined not to be both a QIB and QP to sell the Securities to a QIB that is also a QP or (ii) redeem any Securities held by such a holder on specified terms. In addition, the Issuer has the right to refuse to register or otherwise honour a transfer of Securities to a proposed transferee that is a U.S. Person not both a QIB and a QP. As used herein, the terms “United States” and “U.S. Person” have the meanings given such terms in Regulation S under the Securities Act.

The restrictions on transfer required by the Issuer (outlined above) will be reflected in Annex 3(c)(7) of Euroclear’s New Issues Acceptance Guide.

Any questions or comments regarding this subject may be directed to [•]

Appendix B

Clearstream Banking société anonyme (“Clearstream Banking”). The issuer will specifically instruct Clearstream Banking to take these or similar steps with respect to the Notes.

1.              3(c)(7) marker: The security name will reference “144A/3(c)(7)” in the Clearstream Banking securities database. All Clearstream Banking participants who settle 3(c)(7) securities through Clearstream Banking will see that descriptor in the name field of 3(c)(7) securities in the form attached hereto as Appendix B-1.

2.              Settlement notice: Participants receive a daily portfolio report listing their positions in all securities held through Clearstream Banking and a daily settlement report confirming settlement in all trades executed by the participant that day. In each report, securities will be listed by name, which will include “144A/3(c)(7).” The 3(c)(7) restrictions will be further explained in the Clearstream Banking Customer Handbook.

3.              User manual: The Customer Handbook, Clearstream Banking’s user manual for participants, will include a description of the Section 3(c)(7) restrictions in the form attached hereto as Appendix B-2. The Customer Handbook is continually accessible to all Clearstream Banking participants on the Clearstream Banking Web site.

4.              Important notice: Clearstream Banking will periodically (and at least annually) send to the Clearstream Banking participants holding positions in 3(c)(7) securities an electronic “Important Notice” outlining the restrictions applicable to 3(c)(7) securities in the form attached hereto as Appendix B-3

5.              List of participants: Clearstream Banking will provide to the issuer, upon its request, a list of all Clearstream Banking participants holding positions in its 3(c)(7) securities so that the issuer can periodically (and at least once per year) send a notice to all such participants outlining the restrictions applicable to 3(c)(7) securities in the form attached hereto as Appendix B-3.

6.              List of securities: Clearstream Banking will also make available to all of its participants, via its Web site, a continually updated list of all securities accepted within its database. The 3(c)(7) marker will be included in the name of all 3(c)(7) securities. The 3(c)(7) restrictions will be explained in more detail in the Customer Handbook.

Appendix B-1

Sample Clearstream Banking security descriptor for Section 3(c)7 / Rule 144A issue:

For a global corporate bond issued by [•] on [•] bearing interest at a rate of [•]%, payable on [•] each year and maturing in [•], issued and sold in reliance on Section 3(c)(7) of the U.S. Investment Company Act of 1940 and Rule 144A of the U.S. Securities Act of 1933:

Name field: XYZ/144A/3(c)7 0_-0_

Appendix B-2

3(c)(7) Insert in the Clearstream Banking “Customer Handbook”

“3(c)7”: Indicates the issuer of the security is relying on the exemption from the definition of “investment company” provided by Section 3(c)7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Section 3(c)7 requires that all holders of the outstanding securities of such an issuer (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons) are “qualified purchasers” (“QPs”), as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the issuer must have a “reasonable belief” that all holders of its outstanding securities (or, in the case of a non-U.S., issuer, all holders that are U.S. Persons), including transferees, are QPs. Consequently, all sales and resales of the securities (or, in the case of non-U.S. issuers, all sales and resales in the United States or to U.S. Persons) must be made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), solely to purchasers that are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A and are also QPs (“QIB/QPs”). Each purchaser will also be deemed to represent that: (i) the purchaser is a QIB/QP; (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of securities; (vii) the purchaser understands that the issuer may receive a list of all participants holding positions in its securities from one or more book-entry depositaries; and (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees.

The charter, bylaws, organizational documents or securities issuance documents of an issuer relying on Section 3(c)(7) of the Investment Company Act and Rule 144A of the Securities Act with respect to an offering of securities typically provide that the issuer will have the right to (i) require any holder of securities (or, in the case of a non-U.S. issuer, any holder that is a U.S. Person) that is determined not to be both a QIB and a QP to sell the securities to a QIB that is also a QP or (ii) redeem any securities held by such a holder on specified terms. In addition, such an issuer typically has the right to refuse to register or otherwise honour a transfer of securities to a proposed transferee (or, in the case of a non-U.S. issuer, a proposed transferee that is a U.S. person) that is not both a QIB and a QP. As used herein, the terms “United States” and “U.S. Person” have the meanings given such terms in Regulation S under the Securities Act.

Clearstream Banking does not represent or warrant the accuracy of the information set forth above, and takes no responsibility for such information.

Appendix B-2

Form of Clearstream Banking “Important Notice” for a Rule 144A/ Section 3(c)(7) issue:

CLEARSTREAM BANKING

IMPORTANT

B#:	[number]
DATE:	[date]
TO:	ALL PARTICIPANTS
FROM:	[name], [title], Underwriting Department
ATTENTION:	[Managing Partner/Officer; Cashier, Operations, Data Processing and Underwriting Managers].
SUBJECT:	Section 3(c)(7) restrictions for €[1,300,000,000] [10.24] per cent. Perpetual
Non-Cumulative	Notes

(A) ISIN/Common Code
(B) Security Description
(C) Offer Amount
(D) Managing Underwriter
(E) Paying Agent
(F) Closing Date

Special Instructions:

Clearstream Banking has been informed by the Issuer and the Banks that Participants are required to follow the instructions below:

In order to qualify for the exemption provided by Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the exemption provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), offers, sales and resales of the €[1,300,000,000] [10.24] per cent. Perpetual Non-Cumulative Notes (the “Securities”) within the United States or to U.S. Persons may only be made in minimum denominations of EUR 100,000 to “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A that are also “qualified purchasers” (“QPs”) within the meaning of Section 2(a)(51)(A) of the Investment Company Act. Each purchaser of Securities (1) represents to and agrees with the Issuer and the Banks that (A) (i) it is a QIB that is also a QP (a “QIB/QP”); (ii) the purchaser is not a broker-dealer that owns and invests in a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan, such as a 401(k) plan; (iv) the QIB/QP is acting for its own account or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the Issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of Securities; (vii) the purchaser understands that the Issuer may receive a list of all participants holding positions in its securities from one or more bookentry depositaries; and (viii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees; or (B) it is not a U.S. Person and is purchasing the Securities outside the United States and (2) acknowledges that the Issuer has not been registered under the Investment Company Act and the Securities have not been registered under the Securities Act and represents to and agrees with the Issuer and the Banks that, for so long as the Securities are outstanding, it will not offer, resell, pledge or otherwise transfer the Securities in the United States or to a U.S. Person except to a QIB that is also a QP in a transaction meeting the requirements of Rule 144A. Each purchaser further understands that these special instructions do not necessarily describe all of the transfer restrictions applicable to the Securities and that the Securities will bear a legend with respect to such transfer restrictions. Each purchaser should refer to “Transfer Restrictions” in the final prospectus relating to the Securities dated [•] December, 2013 for further information for further information.

The securities issuance documents of the Issuer will give the Issuer the right to (i) require any holder of Securities that is a U.S. Person who is determined not to be both a QIB and QP to sell the Securities to QIB that is also a QP or (ii) redeem any Securities held by such a holder on specified terms. In addition the Issuer has the right to refuse to register or otherwise honour a transfer of Securities to a proposed transferee that is a U.S. Person not both a QIB and a QP. As used herein, the terms “United States” and “U.S. Person” have the meanings given such terms in Regulations S under the Securities Act.

The restrictions on transfer required by the Issuer (outlined above) will be reflected in Chapter 7 (“Custody Business Operations - New Issues”), Section 7.3 (“General Procedure for the admission and distribution of new issues of syndicated international instruments”) in Clearstream Banking’s Reference Directory.

Any questions or comments regarding this subject may be directed to [•].